UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant  ☐              Filed by a Party other than the Registrant  ☐
Check the appropriate box:

X	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
Boston Private Financial Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
X No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Ten Post Office Square
Boston, Massachusetts 02109

March , 2012

Dear Fellow Shareholders:
On behalf of the Board of Directors and the management of Boston Private Financial Holdings, Inc. (the "Company"), you are invited to attend the Company's 2012 Annual Meeting of Shareholders. The meeting will be held on Thursday, April 26, 2012 at 11:00 a.m., Eastern time, at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109.
The attached Notice of Annual Meeting of Shareholders and proxy statement describe the formal business to be conducted at the meeting. Please refer to the proxy statement for detailed information on each of the proposals. Only stockholders of record at the close of business on March 2, 2012, may vote at the meeting or any postponements or adjournments of the meeting.
On behalf of the Board of Directors and all employees of Boston Private Financial Holdings, Inc., I thank you for your continued support of our Company.

Sincerely,
/s/ CLAYTON G. DEUTSCH
Clayton G. Deutsch
Chief Executive Officer and President

Boston, Massachusetts

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Thursday, April 26, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Boston Private Financial Holdings, Inc. (the "Company") will take place at Ten Post Office Square, 2nd floor, Boston, Massachusetts 02109 on Thursday, April 26, 2012 at 11:00 a.m., Eastern time, for the following purposes:

1.	to elect three Class III director nominees named in the proxy statement to serve until the 2015 annual meeting or until their successors are duly elected and qualified;

2.	to approve a non-binding, advisory resolution regarding the compensation of the Company's named executive officers;

3.	to amend the Company's Restated Articles of Organization to declassify the Board of Directors;

4.	if properly presented at the meeting, to consider a shareholder proposal to adopt simple majority voting; and

5.	to transact any other business that may properly come before the meeting.

Only shareholders of record at the close of business on March 2, 2012 may vote at the meeting or any postponements or adjournments of the meeting.
 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE MEETING
The Company's Annual Report on Form 10-K for the period ending December 31, 2011 and the 2012 Proxy Statement are available at www.edocumentview.com/bpfh. These documents are also available free of charge by calling the Company's toll-free number (888) 666-1363 or by contacting the Company's investor relations department by email at investor-relations@bostonprivate.com.
Your vote is very important. Please complete, date, sign and return the accompanying proxy card or vote electronically via the Internet or by telephone. The enclosed return envelope requires no additional postage if mailed in the United States. For specific instructions on how to vote your shares, please refer to the section entitled "Proxy Voting Options." We look forward to your attendance in person or by proxy.

By Order of the Board of Directors,
MARGARET W. CHAMBERS
Corporate Secretary
Boston, Massachusetts
Dated: March , 2012

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Ten Post Office Square
Boston, Massachusetts 02109

PROXY STATEMENT
Annual Meeting of Shareholders
To be held on Thursday, April 26, 2012
GENERAL
The Company's Board of Directors (the "Board") is furnishing you this Proxy Statement and solicits your proxy for the 2012 Annual Meeting of Shareholders (the "Meeting"). The Meeting will be held on Thursday, April 26, 2012 at 11:00 a.m., Eastern time, at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109.
VOTING AND QUORUM
The record date for the Meeting is March 2, 2012. Only shareholders of record at the close of business on that date are entitled to vote at the Meeting. The only class of the Company's outstanding stock entitled to vote at the Meeting is common stock, par value $1.00 per share. Each outstanding share of common stock is entitled to one vote on each matter before the Meeting. At the close of business on the record date, there were 78,140,306shares of the Company's common stock outstanding and entitled to vote at the Meeting, and there were 1,174 shareholders of record.
A quorum must be present at the Meeting for any business to be conducted. The presence, in person or by proxy, of the holders of at least a majority of the votes entitled to be cast on a matter constitutes a quorum. Abstentions will be counted for purposes of determining whether a quorum is present. Broker non-votes will not be counted for purposes of determining whether a quorum is present. If a quorum is not present, the Meeting will be adjourned until a quorum is obtained.
Director nominees must receive a plurality of the votes cast by shareholders in order to be elected. A proxy vote that withholds authority to vote for a particular nominee or nominees and broker non-votes will be disregarded in determining the “votes cast” for the election of directors and will not affect the outcome of the election of the nominees.

The approval of Proposals 2 and 4, requires the affirmative vote of a majority of the votes cast at the Meeting. Abstentions and broker non-votes will have no effect on the outcome of the votes for those proposals.
Approval of Proposal 3 to amend the Company's Restated Articles of Organization requires the affirmative vote of not less than two-thirds of the total votes eligible to be cast at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote AGAINST Proposal 3.
We are first sending this proxy statement and the accompanying materials to shareholders on or about March , 2012.
PROXY VOTING OPTIONS
Whether or not you expect to be present at the Meeting, you are requested to vote your shares at your earliest convenience. Promptly voting your shares will ensure the presence of a quorum at the Meeting.
Voting by Mail: The accompanying proxy card, if properly completed, signed, dated and returned in the enclosed envelope, will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

Voting via the Internet or by Telephone: If you hold your stock directly and not in street name, you may vote via the Internet or by telephone by following the instructions included on your proxy card. If you vote via the Internet or by telephone, you do not have to mail in your proxy card. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 2:00 a.m., Eastern time, on April 26, 2012. Please do not return the enclosed proxy card if you are voting via the Internet or by telephone.
Voting in Person at the Meeting: If you are a registered shareholder and attend the Meeting, you may deliver your completed proxy card in person. Additionally, we will have ballots available for those registered shareholders who wish to vote in person at the Meeting.
A shareholder of record may revoke a proxy any time before the polls close by submitting a later dated vote via the Internet, by telephone, by mail or by delivering instruments to the Corporate Secretary before the Meeting or appearing in person at the Meeting and specifically withdrawing any previously voted proxy.
PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD IF YOU ARE VOTING VIA THE INTERNET OR BY TELEPHONE.
PROXIES
By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically via the Internet or by telephone), you authorize Margaret W. Chambers, Executive Vice President, General Counsel and Corporate Secretary, and David J. Kaye, Executive Vice President and Chief Financial Officer, to represent you and vote your shares at the Meeting in accordance with your instructions. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted in accordance with the Board's recommendations as follows:

•	FOR the Class III director nominees for election to the Board of Directors;

•	FOR the non-binding, advisory resolution regarding the compensation of the Company's named executive officers; and

•	AGAINST the shareholder proposal to adopt simple majority voting.

The Board, after careful consideration, adopted the proposed amendment to the Restated Articles of Organization to declassify the Board and determined to submit the proposed amendment to the shareholders without a recommendation either in favor of or opposed to the amendment. As a result, if a properly executed proxy is submitted and no instructions are given, the proxy will not be voted with respect to Proposal 3.

ANNUAL REPORT
All shareholders of record are being sent a copy of the Company's 2011 Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which contains audited financial statements of the Company for the fiscal years ended December 31, 2011, 2010 and 2009, as filed with the Securities and Exchange Commission (“SEC”) on March ., 2012. These reports, however, are not part of the proxy soliciting material.
A copy of the Company's Annual Report on Form 10-K filed with the SEC, including all exhibits, may be obtained free of charge by writing to Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109, Attention: Corporate Secretary, or by accessing the "Investor Relations" section of the Company's website at www.bostonprivate.com, and selecting the link under "Documents/SEC filings".

PROPOSAL 1: ELECTION OF DIRECTORS
The Board of Directors of the Company currently consists of nine members divided into three classes, with each class elected for a three-year term. One class of Directors is elected by the Company's shareholders at each annual meeting of shareholders. At the Meeting, three Class III Directors will be nominated for election to serve until the 2015 annual meeting of shareholders or until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Each of the nominees currently serve on the Board of Directors. The Board of Directors has nominated Herbert S. Alexander, Lynn Thompson Hoffman, and John Morton III for re-election as Class III Directors.
Each nominee has agreed to continue to serve as a Director if re-elected. If any nominee shall become unavailable for any reason, all proxies will be voted FOR the election of such other person as the Board of Directors may recommend.
The Board of Directors of the Company recommends a vote FOR the election of the three nominees to the Board of Directors as Class III Directors of the Company.
INFORMATION REGARDING DIRECTORS
The following table sets forth certain information regarding the Directors of the Company, including the nominees for election at the Meeting as Class III Directors, based on information furnished by them to the Company:

		Age	Director Since
Class I-Term Expires 2013
Eugene S. Colangelo *(1)	Westborough, MA	64	1987
Clayton G. Deutsch	Boston, MA	56	2010
Allen L. Sinai *	Lexington, MA	72	1995
Stephen M. Waters #*	Greenwich, CT	65	2004

Class II-Term Expires 2014
Deborah F. Kuenstner *	Newton, MA	53	2007
William J. Shea *	North Andover, MA	64	2004

Class III-Term Expires 2012
Herbert S. Alexander *(2)	Westborough, MA	69	1991
Lynn Thompson Hoffman *(2)	Santa Fe, NM	63	1994
John Morton III *(2)	Annapolis , MD	68	2008
_________________

#	Chairman of the Board

*	Independent Director

(1)
Includes service as a director of Boston Private Bank & Trust Company ("Boston Private Bank"), a wholly-owned subsidiary of the Company, prior to the formation of the holding company structure in 1988.

(2)	Nominee for re-election.

Director and Nominee Qualifications
This section provides information as of the date of this Proxy Statement about each member of the Company's Board of Directors, including the nominees for election or re-election at the Meeting. The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a Director of the Company. The biographical description below for each Director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a Director. The Board of Directors did not currently evaluate whether the Directors who are not standing for re-election at this Meeting should serve as Directors, as the terms for which they have been previously elected continue beyond the Meeting.
In addition to the information presented below regarding each Director's specific experience, qualifications, attributes and skills, the Board also believes that all of the Directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to the Company.
Herbert S. Alexander. Mr. Alexander became a director of the Company in 1991. He is founder, president and Chairman of Alexander, Aronson, Finning & Co., P.C., a firm of certified public accountants and consultants established in 1973. Mr. Alexander is the Chief Financial Officer and a director of Wirefab, Inc., a manufacturer of aluminum, steel and stainless steel wire products, established in 1955. He serves on the Alumni Board of Boston University School of Management and on the Investment Committee of Morgan Memorial Goodwill Industries in Boston, Massachusetts. He formerly served on the Board of Directors of the Massachusetts Society of Certified Public Accountants and the Massachusetts Easter Seal Society. Additionally, he is a member of the Advisory Council of the Northeastern University Graduate School of Professional Accounting, and is a Trustee of the Worcester Art Museum, where he is the Chairman of its Audit Committee and a member of the Finance Committee. Mr. Alexander was President and Chairman of the Board of Directors of the International Association of Practising Accountants from November 2006 to October 2009. Mr. Alexander is also on the board of directors of Boston Private Bank & Trust Company. With his years of specific experience as the named partner of Alexander, Aronson, Finning & Co., P.C., Mr. Alexander brings to the Board of Directors invaluable business, financial, accounting and management experience. The Board believes that Mr. Alexander's experience, which also includes membership in various professional societies, and his service on a number of audit committees, has provided him with valuable experience dealing with the evaluation of financial statements, accounting principles and financial reporting rules and regulations and make him an excellent candidate for the Board.
Eugene S. Colangelo. Mr. Colangelo joined our Board in 1987. He is Chairman of the Board of Julio Enterprises and has served as such since the early 1980s. Julio Enterprises, a conglomerate headquartered in Westborough, Massachusetts, operates numerous businesses including retail, publishing and real estate. He was formerly a member of the Board of Directors of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and is currently a member of that organization's Retail Oversight Committee. Mr. Colangelo has served as Chairman of the Board of Directors of Boston Private Bank & Trust Company since 1999. The Board believes that Mr. Colangelo's extensive entrepreneurial experience and understanding of what makes a business run effectively and efficiently make him an effective member of the Board of Directors. Further, his long-standing involvement with the Company's largest affiliate, Boston Private Bank & Trust Company, and his extensive contacts in the local community, provide insights that are particularly valuable for the Board.

Clayton G. Deutsch. Mr. Deutsch is Chief Executive Officer and President of the Company, which he joined in August 2010. Mr. Deutsch is a member of the Company's Senior Policy Group and has over 30 years of experience in the financial services industry. He began his career in banking in the 1970s before joining McKinsey & Company in 1980. Most recently, he was a director at McKinsey & Company and served as Global Leader of that firm's Merger Management Practice. During his time at McKinsey, he developed deep experience working with many leading financial institutions, with a particular focus in the private banking, wealth advisory, and wealth management sectors, as he helped establish and build McKinsey's Financial Services practice globally. As a senior leader at McKinsey, Mr. Deutsch managed the Midwest Complex of McKinsey offices including Chicago, Pittsburgh, Minneapolis, Cleveland and Detroit, and founded and led the Great Lakes Financial Services practice. Throughout his career with McKinsey, he consulted with financial services providers and other businesses on global strategy development, performance improvement, M&A strategy and corporate governance, among other areas. Mr. Deutsch also served as Chairman of McKinsey's Principal Review Committee, a member of the Director Review Committee, a long-time member of the Shareholders Council (McKinsey's board of directors) and Chair of the Professional Standards Committee. Before joining McKinsey, he began his career at Society Corporation, the predecessor to KeyCorp. In addition to Mr. Deutsch's management expertise, he brings to our Board extensive knowledge of financial services strategies. His skills at directing corporate strategy provide our Board with a valuable resource as the Company manages through its current restructuring and repositions.
Lynn Thompson Hoffman. Mrs. Hoffman is an independent director, private investor and former real estate developer specializing in historic renovations in Boston. She served as the Lead Director of the Company from 2005 to 2010, chairs the Compensation Committee, and previously chaired the Finance and Governance Committees of the Board. She has previously served on the two principal banking subsidiary boards of BPFH, Boston Private Bank, in Boston, Massachusetts and Borel Private Bank & Trust Company in Northern California prior to their merger into Boston Private Bank & Trust Company. She chaired the Loan Committee at Boston Private Bank and served on its Audit Committee. Her bank board service spans three decades beginning as a Director of First Mutual Savings Bank in Boston, Massachusetts. With a Juris Doctorate from Boston University School of Law, Mrs. Hoffman is a retired member of the Boston Bar Association. Her professional experience includes investment banking with Paine Webber and executive management with Houghton Mifflin Company. As a graduate of Pitzer College in Claremont, California and a former resident of Atherton, California, Mrs. Hoffman has geographic knowledge of both the Boston and Northern California areas. She presently resides in Santa Fe, New Mexico and Punta Mita, Mexico and is fluent in Spanish. She has extensive non-profit board experience and community involvement including the Santa Fe Opera, New Mexico Museum Foundation, Massachusetts Society for the Prevention of Cruelty to Children, Babson College, the New England Conservatory and Harvard Community Health Plan. Mrs. Hoffman contributes board leadership, real estate and investment banking experience, executive management, legal knowledge and geographic diversity, all of which make her an excellent candidate for the Board.
Deborah F. Kuenstner. Ms. Kuenstner is the Chief Investment Officer at Wellesley College. Before joining Wellesley College in February of 2009, Ms. Kuenstner was Chief Investment Officer and Vice President of Investment Management at Brandeis University from 2007 to January 2009. Prior to working at Brandeis, Ms. Kuenstner was Managing Director of Research for Fidelity Management & Research Company, the investment management organization of Fidelity Investments. Ms. Kuenstner was the Chief Investment Officer, Global Value, at Putnam Investments from 2000 to 2004. Her other roles at Putnam included Chief Investment Officer, International Value and Senior Portfolio Manager, International Equities. Prior to that, she worked at DuPont Pension Fund Investment in Wilmington, Delaware as a Senior Portfolio Manager, International Equities. Ms. Kuenstner has also been a Vice President, International Investment Strategist, at Merrill Lynch, in addition to Economist at the Federal Reserve Bank of New York. Ms. Kuenstner was actively involved in the Board of Pensions of the Presbyterian Church USA from 1996-2004 as Investment Committee Chair, Director, and most recently, Co-opted Director. Ms. Kuenstner brings to the Board valuable experience and knowledge about the financial services industry generally and in particular the investment management arena, along with economic and risk management expertise.

John Morton III. Mr. Morton is a seasoned bank executive with over 35 years of banking and financial services experience. He has extensive experience leading organizational turnarounds, acquisition integrations, business growth and corporate governance activities. Mr. Morton was a director of Fortress International Group, Inc. from January 2007, and served as Chairman from December 2008 to January 2012, when he resigned from the Board. Mr. Morton continues to serve as an advisor to Fortress International Group, Inc.'s Board through the first quarter of 2012. He has been a Director of the Company since August 2008, of Barry-Wehmiller Companies, Inc. since July 2007 and Dynamac International Inc, from the late 1980s until it was sold in early 2010. Mr. Morton served as a Director of Broadwing Corporation from April 2006 to January 2007. He served as President of Premier Banking for Bank of America Corp. from August 2004 to September 2005. From 1997 to 2001, Mr. Morton served as President of the Mid-Atlantic Region, Bank of America. He was President of the Private Client Group of NationsBank from 1996 to 1997. From 1994 to 1996, he served as Chairman and Chief Executive Officer and President of The Boatmen's National Bank of St. Louis, and as Chief Executive Officer of Farm and Home Financial Corporation from 1992 to 1993. In 1990 and 1991, Mr. Morton served as Perpetual Financial Corporation's Chairman, Chief Executive Officer and President. He served in the U.S. Navy as a lieutenant aboard the nuclear submarine U.S.S. George Washington Carver. He serves as Chairman of the Maryland Stadium Authority and Director of the U.S. Naval Academy Foundation Athletic and Scholarship Programs. Mr. Morton's experience as the chief executive officer and president of several banking institutions, coupled with his service on a number of public company boards, allows him to bring to the Board operational expertise, a deep background in the financial services industry, and a comprehensive understanding of the Company's business.
William J. Shea. Mr. Shea is the Executive Chairman of Lucid, Inc., a manufacturer of in-vivo and ex-vivo cellular imaging equipment, based in Rochester, New York. He was a managing partner of DLB Capital, LLC, a start-up private equity company located in Wilton, Connecticut until December 2007. He served as Executive Chairman of Royal & Sun Alliance USA, Inc. from 2005 to 2006. Mr. Shea served as President and Chief Executive Officer of Conseco, Inc. from 2001 to 2004, where he successfully managed that firm's restructuring process. Prior to joining Conseco, Mr. Shea served as Chairman of the Board for Centennial Technologies, a public manufacturing company. Mr. Shea also served as Vice Chairman and Chief Financial Officer of BankBoston, Inc. prior to its acquisition by Fleet Financial Group in 1999, where he had responsibility for all financial aspects of the corporation, investor relations, risk management, capital markets and private banking, among other areas. He began his career in the financial services area with Coopers & Lybrand, where he spent twenty years, and rose to serve as Vice Chairman and Firm Council Member. Mr. Shea formerly served on the Board of the Executive Committee for the Boston Stock Exchange and the Boards of Trustees for Children's Hospital Boston and Northeastern University. Mr. Shea has served as the Chairman of the Board of Demoulas Supermarkets since 1999 and serves on the Boards of AIG SunAmerica and NASDAQ OMX BX. Mr. Shea is also on the Board of Directors of Boston Private Bank & Trust Company, an affiliate of the Company. Mr. Shea's experience as a chief executive officer of a public insurance company and as a chief financial officer of a bank, as well as his work on various public company boards, allows Mr. Shea to bring relevant and extensive business, management, banking, accounting and operational experience to the Board, making him an excellent candidate.

Dr. Allen L. Sinai. Dr. Sinai has been President, Chief Executive Officer and Chief Global Economist/Strategist of Decision Economics, Inc. since 1996. Decision Economics, Inc. is a U.S. and global economic and financial information and advisory firm located in New York, London, Boston and Chicago serving mainly financial institutions in the financial services industry. Dr. Sinai is responsible for Decision Economics, Inc. forecasts and analysis of the U.S. and world economies and financial markets, and for translating this information for use in bottom-line decisions by senior level decision-makers in financial institutions, corporations and government. Dr. Sinai is also responsible for the business operations and financial performance of Decision Economics, Inc. Previously, Dr. Sinai served for over 13 years at Lehman Brothers, where he was Managing Director and Chief Global Economist, and the Director of Lehman Brothers Global Economics. He also served as Executive Vice President and Chief Economist of The Boston Company, a subsidiary of Shearson Lehman Brothers. Prior to Lehman Brothers, Dr. Sinai was Chief Financial Economist and Senior Vice President at the Lexington, Massachusetts based Data Resources, Inc. Dr. Sinai has taught at numerous universities, including Brandeis, the Massachusetts Institute of Technology, Boston University, New York University and the University of Illinois-Chicago. He is a past President and Fellow of the Eastern Economic Association and a past President of the North American Economics and Finance Association. He has been Chairman of the Committee on Developing American Capitalism and a past member of the Time Magazine Board of Economists. Dr. Sinai's extensive business and financial services industry experience, his background as Chief Executive Officer and Chief Economist at Decision Economics Inc., and his knowledge and deep contacts in financial, government and industry, U.S and globally, make him a strong contributor on the Board.
Stephen M. Waters. Mr. Waters is Chairman of the Board of the Company, and is Managing Partner of Compass Advisers Group and its advisory and investment subsidiaries, which he founded in 1996. Prior to this, Mr. Waters spent over twenty years advising corporate and financial entities both in the U.S. and internationally. Mr. Waters served from 1992 to 1996 as Co-Chief Executive Officer of Morgan Stanley Europe and was a member of Morgan Stanley's worldwide 12-person Operating Committee. Mr. Waters joined Morgan Stanley as a Managing Director in the Mergers and Acquisitions Department in June 1988 and was Co-Director of that department from January 1990 to early 1992. Mr. Waters was Co-Director of the Mergers and Acquisition Department at Shearson Lehman Brothers from 1985 to 1988. He serves as Chairman of the United States Naval Institute, and is also on the Board of Directors of Valero Energy Corporation where he sits on the audit committee. He chairs the Advisory Board of Boston University School of Public Health. Mr. Waters brings over thirty years of specific and relevant financial services experience to the Board, along with a deep understanding and practical knowledge of the investment management business. Mr. Waters' background as a chief executive officer and director, as well as his extensive experience in investment management, economics and mergers and acquisitions makes him an excellent member of the Board.
CORPORATE GOVERNANCE
The business of the Company is managed under the direction of the Company's Board of Directors in accordance with the Massachusetts General Laws, as implemented by the Company's Restated Articles of Organization and by-laws. The Board of Directors provides oversight of the Company's activities for the benefit of its shareholders and other constituencies, which includes the Company's regulators, affiliated companies, employees, customers, suppliers, creditors and the communities in which the Company and its affiliates conduct business. The Board has a particular focus on corporate governance, developing the strategic direction of the Company, and seeking to ensure the success of the Company's business through the appointment and retention of qualified executive management. The Board is responsible for ensuring that the Company's business is conducted in a responsible and ethical manner.
Board Leadership Structure
In accordance with the Company's by-laws, the Board elects the Chairman of the Board and appoints the President, who also serves as Chief Executive Officer. The Board has adopted a policy that provides for the separation of the roles of Chairman and Chief Executive Officer.

The Governance Committee has established a Statement of Roles and Responsibilities ("Statement") for the Chairman of the Board. The Statement provides that the position of Chairman may only be held by a member of the Board who has been determined to be “independent” under the Marketplace Rules of the Financial Industry Regulatory Authority applicable to NASDAQ-listed companies (the “NASDAQ Rules”). The Chairman is to be elected by the Company's Board of Directors annually and may be removed at any time with or without cause. The Chairman of the Board is responsible for the management, development and effective functioning of the Board and provides leadership in every aspect of the Board's oversight of the Company. The non-executive Chairman of the Board acts in an advisory capacity to the Chief Executive Officer and President, and to other executive officers in matters concerning the interests of the organization and the Board, as well as serving as the liaison between management and the Board. The duties of the Chairman of the Board include the following:

•	setting, in consultation with the Chief Executive Officer, agendas for the Board meetings;

•	chairing Board meetings and ensuring that Board functions are carried out effectively;

•	establishing and chairing sessions of independent directors and providing feedback to the Chief Executive Officer, as appropriate;

•	serving as liaison for chairs of affiliated company boards;

•	attending meetings of all Board committees;

•	facilitating the Board's efforts to create and maintain practices that respond to feedback from shareholders and other stakeholders;

•	representing the Board at meetings with major shareholders and other stakeholder groups on governance related matters, as may be requested from time to time;

•	providing advice to the Chief Executive Officer on major issues;

•	facilitating effective communication between directors and management, both inside and outside of meetings of the Board;

•	working with the Chief Executive Officer to ensure management strategies, plans and performance are appropriately risk assessed and represented to the Board;

•	advising management in the planning of the strategy meeting; and

•	performing such other duties as the Board may from time to time delegate.

Risk Oversight
The Board of Directors plays an important role in the risk oversight of the Company and is involved in risk oversight through direct decision-making authority with respect to significant matters, including the development of limits and specific risk tolerances, and the oversight of management by the Board of Directors and its committees. The Board of Directors and its committees also are each directly responsible for considering risks and the oversight of risks relating to decisions that each committee is responsible for making. In light of the Company's overall business and market, the extensive regulatory schemes under which the Company and all of its affiliates operate, and the complexities of the Company's operations as a whole, the Board has established a Risk Management Committee which is tasked with specific responsibility for direct oversight of all of the risks inherent in the Company's business, along with management of the enterprise-wide risk management program. The Risk Management Committee consults with each of the other committees of the Board for an analysis of their areas of risk, as well as with management and outside experts, and provides regular, detailed reporting and recommendations on risk-related actions to the full Board. The Risk Management Committee also monitors the risk management function and conducts risk assessments for all of the Company's subsidiaries, adopts and directs the implementation of risk management policies that relate to both the Company and its subsidiaries, and analyzes reporting regarding the same.

In addition to the Risk Management Committee, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to the risks that the Company faces, including, among others, credit risk, market risk, interest rate risk, regulatory risk and various other matters relating to the Company's business; (2) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, final budgets, material uses of capital, strategic direction, and executive management hiring and promotions; (3) the direct oversight of specific areas of the Company's business by the Risk Management Committee, the Audit and Finance Committee, the Compensation Committee and the Governance Committee; and (4) regular periodic reports from the Company's internal and external auditors and other third party consultants regarding various areas of potential risk, including, among others, those relating to the Company's internal controls and financial reporting. The Board of Directors also relies on management to bring significant matters impacting the Company and its subsidiaries to the Board's attention.
Risk Review and Analysis
The Company's Chief Risk Officer and Director of Human Capital Resources discuss, evaluate and review the Company's compensation programs annually as part of the Company's management risk review process. The findings of this review are presented to the Compensation Committee annually for further evaluation and discussion with particular focus on the following key areas: (1) the compensation plans of the persons identified as Named Executive Officers ("NEOs") in this Proxy Statement to ensure that such plans do not encourage the NEOs to take unnecessary and excessive risks that threaten the value of the Company; (2) employee compensation plans in light of the risks posed to the Company by such plans and how to limit these risks; and (3) employee compensation plans to ensure these plans do not encourage the manipulation of reported earnings to enhance compensation. NEO Compensation Plans are described in detail in the "Compensation Discussion and Analysis."
The Compensation Committee review focuses on incentive compensation plans (as opposed to base salary plans or standard benefit arrangements), as the Company believes that incentive compensation arrangements have the greatest potential to encourage inappropriate risk-taking, and/or encourage the manipulation of earnings to enhance compensation. The Company also believes that its base salary and benefit arrangements are generally reasonable (i.e., not excessive) and appropriate, considering the Company's compensation philosophy and industry and regional differences.
The Compensation Committee using the following risk categories, evaluated each plan: acceptable to low risk, moderate level of risk, and significant risk/potential for material adverse impact. The majority of the Company's incentive compensation plans were rated in the “acceptable to low risk category.” Any “moderate level of risk” concern areas were considered immaterial and the Company believes appropriate mitigants are in place to minimize the risk for permitting unnecessary and inappropriate risk-taking or encouraging the manipulation of earnings to enhance compensation. Such mitigants include the addition of mechanisms to claw-back compensation, enhanced governance processes for compensation reviews and the on-going monitoring of employee compensation (that may trigger automatic individual or plan reviews). In addition, steps have been taken, and there are continuing efforts to implement, additional mitigants, such as expanding discretion over formulaic incentive plans, synchronizing the timing of payment under all employee plans, segregating decision making authority under certain compensation plans, and ensuring adequate internal controls through periodic reviews of all plans.
The Compensation Committee believes that the balance of base compensation variable annual incentive bonuses determined based on Company and individual performance and long-term equity incentive compensation is weighted such that excessive or unnecessary risk taking will not be encouraged by the variable elements of compensation and that the long-term equity components of compensation encourage the Company's executives to focus on elements of the Company's performance to influence long-term value creation and share price appreciation.

Committees of the Board
The Board currently has four standing Committees: the Audit and Finance Committee, Compensation Committee, Risk Management Committee, and Governance Committee. The following table sets forth membership on the Committees and the number of meetings held during 2011.

Name	Audit and Finance*	Compensation	Governance	Risk Management
Herbert S. Alexander	•			•
Eugene S. Colangelo		•	Chair
Lynn Thompson Hoffman		Chair	•
Deborah F. Kuenstner		•		Chair
John Morton III	•			•
William J. Shea	Chair		•
Allen L. Sinai	•			•
Stephen M. Waters		•	•
Number of Committee Meetings Held in 2011	10	9	8	13
_________________
*In April of 2011, the Board elected to combine the Audit and Finance Committees. The Finance Committee held two meetings in 2011 prior to this change.
Each committee was comprised solely of members of the Board who have been determined to meet the definition of “independent” in accordance with the NASDAQ Rules. All of the committees have adopted charters that provide a statement of the respective committee's roles and responsibilities. Current charters for those committees that are mandated under the NASDAQ Rules are available in the Corporate Governance section of the Company's website at www.bostonprivate.com.
Audit and Finance Committee
In April 2011, the Board of Directors consolidated the Finance Committee and the Audit Committee. Each member of the Audit and Finance Committee is an “audit committee financial expert” as defined in SEC regulations. Pursuant to the Audit and Finance Committee's charter, the Audit and Finance Committee assists the Board in its oversight of (1) the process of reporting the Company's financial statements; (2) the system of internal controls as it relates to financial reporting; (3) the external audit process; (4) the Company's process for monitoring compliance with laws and regulations; (5) review and approval of the Company dividend; and (6) the qualifications, independence and performance of the Company's independent registered public accounting firm. The Audit and Finance Committee is solely responsible for retaining the Company's independent registered public accounting firm. The Audit and Finance Committee also conducts analysis and makes recommendations to the Board and management regarding the Company's financial planning, capital structure, capital raising, proposed acquisitions, mergers and divestitures, overall strategic planning, and financial performance, where relevant.
Compensation Committee
Each member of the Compensation Committee is independent as required under NASDAQ Rules. The Compensation Committee makes recommendations to the Board of Directors, where necessary, on certain matters including, but not limited to, changes to compensation plans and the adoption of new plans, changes to the Chief Executive Officer's compensation and changes to Board compensation programs of the Company. The Compensation Committee has been delegated the authority by the Board to approve compensation matters for all executive officers. Compensation decisions relating to the Chief Executive Officer are subject to further approval by the Board. For additional information on the Compensation Committee's process for the consideration and determination of the executive officer and director compensation, please see "Compensation Discussion and Analysis."
Risk Management Committee
The Risk Management Committee's responsibilities are described above under "Risk Oversight."

Governance Committee
The Governance Committee periodically reviews the arrangements for the overall governance of the Company by the Board of Directors and its committees and, among other things, assists the Board of Directors by evaluating the performance of the Board and its committees, identifies individuals qualified to become members of the Board, recommends the slate of candidates to be nominated for election to the Board of Directors and on the boards at the Company's subsidiaries, recommends the members and the Chairs of the committees of the Board, adopts and implements governance practices and policies applicable to both the Company and its subsidiaries and reviews and assesses the charters of all of the committees of the Board.
Executive Sessions without Management
To promote open discussion among the non-management Directors, the Board of Directors schedules regular executive sessions in which the non-management Directors meet without management's participation. Such sessions are scheduled to occur at every regularly scheduled Board and committee meeting. The Chairman of the Board is the presiding Director at such executive sessions.
Board of Directors Meetings
The Board of Directors held seven meetings of the full Board during 2011. Each incumbent Director attended at least 75% of the aggregate number of meetings of the full Board of Directors and relevant committees.
Directors' Attendance at Annual Meetings
The Company does not have a policy of requiring Directors to attend the annual meeting of shareholders. The Company does, however, typically schedule a meeting of its Board of Directors the day before or close to the annual meeting of shareholders to facilitate each Director's attendance at the annual meeting of shareholders. All of the members of the Company's Board of Directors at that time attended the Company's annual meeting of shareholders held April 27, 2011.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics, which applies to all of the Company's and its subsidiaries' employees, officers, and directors. In addition, the Company maintains procedures for the confidential, anonymous submission of any complaints or concerns about the Company, including complaints regarding accounting, internal accounting controls or auditing matters. Shareholders may access the Code of Business Conduct and Ethics in the Corporate Governance section of the Company's website at www.bostonprivate.com.

Consideration of Director Nominees
The Governance Committee is responsible for recommending the slate of candidates to be nominated for election to the Board of Directors of the Company. The Governance Committee uses a variety of methods for identifying and evaluating nominees for Director and the Committee assesses the mix of skills and the performance of the Board as a whole on an annual basis. In the course of establishing the slate of nominees for Director each year, the Governance Committee will consider whether any vacancies on the Board are expected due to retirement or otherwise, the skills represented by retiring and continuing Directors, and additional skills highlighted during the annual Board self-assessment process that could improve the overall quality and ability of the Board to carry out its function. In the event that vacancies are anticipated or arise, the Governance Committee considers various potential candidates for Director. Candidates may come to the attention of the Governance Committee through the business and other networks of the existing members of the Board or from management. The Governance Committee may also solicit recommendations for Director nominees from independent search firms or any other source it deems appropriate, and has most recently sourced non-incumbent candidates through the retention of such independent search firms. When an incumbent Director is up for re-election, the Governance Committee reviews the performance, skills and characteristics of such incumbent Director before making a determination to recommend that the full Board nominate him or her for re-election.
The Governance Committee requires candidates to possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. In addition to reviewing a candidate's background and accomplishments, candidates are reviewed in the context of the current composition of the Board of Directors and the evolving needs of the Company. Pursuant to guidelines established by the Board, no more than two members of the Board can be executive members, and all others must meet the definition of "independent" under the NASDAQ Rules. The Governance Committee does not have a policy with regard to the consideration of diversity in identifying Director nominees, although it may consider diversity when identifying and evaluating nominees.
Directors of the Company are nominated in accordance with the Company's by-laws, which provide that Directors may be nominated (i) by a majority of the Board of Directors, or (ii) by any holder of record of any shares of the capital stock of the Company entitled to vote at the annual meeting of shareholders. While the Governance Committee does not have a formal policy regarding the consideration of any Director candidates recommended by shareholders, candidates recommended by a shareholder are evaluated on the same basis as candidates recommended from other sources. A shareholder wishing to nominate a Director separately from the slate of Directors nominated by the Company for the 2013 annual meeting should follow the procedures described in this Proxy Statement under the heading "Submission of Shareholder Proposals for 2013 Annual Meeting." Any shareholder who seeks to make such a nomination for the 2013 annual meeting must be present in person at such annual meeting.
Shareholders' Communications with the Board of Directors
Shareholders wishing to communicate with the Company's Board of Directors should address their communications to the Company's investor relations department by email at investor-relations@bostonprivate.com, by phone at 888-666-1363 or by mail sent to the Company's main address at Ten Post Office Square, Boston, Massachusetts 02109, Attention: Investor Relations. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual Directors. All communications will be reviewed by the Company's investor relations department, which will determine whether the communication will be relayed to the Board or the Director. Except for resumes, sales and marketing communications or notices regarding seminars or conferences, summaries of all shareholder communications will be provided to the Board.

INFORMATION REGARDING EXECUTIVE OFFICERS
The following table lists the name, age and position of each executive officer of the Company.

Name	Age	Position
George L. Alexakos	52	Executive Vice President, Chief Risk Officer of the Company.
Margaret W. Chambers	52
Executive Vice President, General Counsel and Corporate Secretary of the Company; Director - KLS Professional Advisors Group, LLC and Davidson Trust Company; Secretary - Boston Private Bank & Trust Company.

James D. Dawson	59	Executive Vice President of the Company.
Clayton G. Deutsch	56
Chief Executive Officer and President of the Company; Director - Boston Private Bank & Trust Company, Anchor Capital Holdings LLC, Bingham, Osborn & Scarborough, LLC, KLS Professional Advisors Group, LLC, Dalton, Greiner, Hartman, Maher & Co., LLC, and the Company.

Martha T. Higgins	48	Executive Vice President, Director - Human Capital Resources of the Company.
David J. Kaye	47	Executive Vice President and Chief Financial Officer of the Company; Director - Davidson Trust Company, Bingham, Osborn & Scarborough, LLC, and Anchor Capital Holdings, LLC.
Mark D. Thompson	55	Chief Executive Officer, President and Director of Boston Private Bank & Trust Company.
Pursuant to the by-laws of the Company, the President, Treasurer and Secretary of the Company hold office until the first meeting of the Directors following the next annual meeting of shareholders, or any special meeting held in lieu thereof. Other officers shall hold office for the same term described above, unless a shorter term is specified in the vote electing or appointing them.
George L. Alexakos. Mr. Alexakos joined the Company in 2003 and is Executive Vice President and Chief Risk Officer. He is responsible for overseeing the Company's enterprise risk management program. Mr. Alexakos has over 25 years' experience in the financial services industry. Prior to joining the Company, he served as a risk consultant with PricewaterhouseCoopers, LLP. Before this, Mr. Alexakos was a Director of Loan Review at BankBoston, a Supervisory Examiner at the Federal Reserve Bank of Boston and served in various capacities within CitiBank and City National Bank. Mr. Alexakos is a member of the Company's Senior Policy Group.
Margaret W. Chambers. Ms. Chambers is Executive Vice President, General Counsel and Corporate Secretary for the Company. She has over 25 years of experience in the legal arena focusing on financial services matters. She is responsible for overseeing the Company's operations from a legal perspective including merger and acquisition activities, divestitures, regulatory examinations, corporate governance, board materials and relations, regulatory filings, real estate, risk management and compliance, employment and insurance matters. Prior to joining the Company in January of 2002, Ms. Chambers served as Executive Vice President and General Counsel for Funds Distributor, Inc., a Boston Institutional Group company. Before joining Funds Distributor, she served as Vice President and Assistant General Counsel at the investment management firm of Loomis, Sayles & Company, L.P. Prior to her position with Loomis, she was an associate with the law firm of Ropes & Gray focusing on securities regulatory matters, including investment company, investment advisory, broker-dealer, and securities offering matters. Ms. Chambers serves on the Board of Directors of Davidson Trust Company and KLS Professional Advisors Group, LLC, and is the secretary of Boston Private Bank & Trust Company, all of which are affiliates of the Company. Ms. Chambers is a member of the Company's Senior Policy Group.

James D. Dawson. Mr. Dawson joined the Company in February 2008 and is the executive in charge of overseeing the consolidation of the Company's private banking business. From February 2008 to December 2010, he served as the Managing Director-West Coast Private Banking, CEO of Private Banking, and interim CEO of Borel Private Bank & Trust Company. Prior to joining the Company, Mr. Dawson served as President and Chief Operating Officer of Boston Private Bank & Trust Company. Mr. Dawson joined Boston Private Bank & Trust Company in July 1996. Before joining Boston Private Bank & Trust Company, Mr. Dawson was the Senior Lending Officer and a member of the Senior Management Committee of Andover Bank, a community bank with over $1 billion in assets. Earlier in his career, he spent 16 years with Shawmut Bank, where he was a District Vice President. Mr. Dawson is also past President of the New England Chapter of the Risk Management Association (formerly Robert Morris Associates). Mr. Dawson is a member of the Company's Senior Policy Group.
Martha T. Higgins. Ms. Higgins joined the Company in January 2008 as Executive Vice President, Director-Human Capital Resources. She is responsible for enterprise-wide human capital initiatives and serves as an advisor to senior management and to the Company's affiliate partners on human capital strategy, workforce planning and overall workforce effectiveness. In addition, she supports the Company's Board Compensation Committee and is a member of the Company's Senior Policy Group. Prior to joining the Company, Ms. Higgins was a Senior Consultant at W.T. Haigh & Company, an executive compensation and human resources consulting firm in Cambridge, Massachusetts, which serves as independent advisor to the Company's Compensation Committee. She has over 20 years of experience working in the financial services industry. Ms. Higgins started her career at The Boston Company and also worked for Fidelity Investments as a Senior Compensation Consultant.
David J. Kaye. Mr. Kaye joined the Company in July 2007 as Executive Vice President and Chief Financial Officer. Before joining the Company, Mr. Kaye served as Senior Vice President and Chief Financial Officer for Columbia Management, Bank of America's asset management organization. He led a team of finance professionals with responsibility for all financial reporting for the organization and served as a strategic advisor to the group's President. Prior to that position, Mr. Kaye was the Chief Financial Officer of Bank of America's Private Bank. Previously, Mr. Kaye was the Vice President and Controller for Goldman Sachs Asset Management, heading a team that performed all financial reporting functions for the division. Earlier in his career, he held several finance positions at Lehman Brothers, and was a consultant with Coopers & Lybrand Consulting. He is a Certified Management Accountant (CMA). Mr. Kaye is a member of the Company's Senior Policy Group and serves on the Board of Directors of Davidson Trust Company, Bingham, Osborn & Scarborough, LLC, and Anchor Capital Holdings, LLC, all of which are affiliates of the Company.
Mark D. Thompson. Mr. Thompson is the chief executive officer and president of Boston Private Bank & Trust Company and is also on the Bank's board of directors. He has been a member of the Company's Senior Policy Group since September 2010. In his role, Mr. Thompson is responsible for the overall performance of the Company's private bank. He joined Boston Private Bank & Trust Company in 1994 and served as executive vice president and treasurer from 1994-2001, president from 2001-2003 and Chief Executive Officer from 2003 to the present. Prior to joining Boston Private Bank & Trust Company, Mr. Thompson was an Executive Vice President and founding officer of Wainwright Bank & Trust Company and was vice president - Private Banking at Boston Safe Deposit & Trust Company.
For biographical information regarding Clayton G. Deutsch see "Information Regarding Directors."

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
This Compensation Discussion and Analysis ("CD&A") describes the Company's executive compensation philosophy, programs and policies for 2011, and key elements of the 2012 program. The CD&A describes how the Compensation Committee of the Company's Board of Directors (the “Committee”) determined 2011 compensation for the Company's executives, including the persons identified as Named Executive Officers (“NEOs”) in this Proxy Statement.
All compensation actions taken in 2011 and recommended for 2012 reflect the Company's commitment to shareholder-aligned governance and compensation arrangements. The compensation philosophy and related actions are intended to reward sustained, long-term performance and satisfactory returns for shareholders consistent with the Company's overall risk profile and the Company's three year strategic and financial plan. These plans are reviewed annually by the Company's Board of Directors.
The Company's executive compensation programs and policies are designed to reflect our ongoing commitment to:

•	Deliver market-competitive total compensation to our senior executives.

•	Weight compensation toward rewards that are contingent upon achieving performance objectives.

•	Align performance targets and compensation triggers with shareholder value creation.

•	Directly link performance compensation (bonus and equity awards) with a robust set of strategic and financial metrics established by the Board to support the Company's long-term high performance.
The following operational and financial highlights, among others, had an impact on the Company's executive compensation programs for 2011:

•	The Company experienced no senior executive management changes in 2011, providing leadership stability in a year of significant business and operational change.

•
The Company substantially executed the integration of its four banks into a single, unified private banking model on time and on budget, while realizing targeted cost reductions and operational enhancements and efficiencies.

•
The Company had three consecutive profitable quarters in 2011, finished the year well ahead of business plan expectations, and continued to demonstrate progress with respect to all key financial metrics including:

◦	Return to profitability with significant earnings and Return on Equity ("ROE") improvement of 920 basis points, with marked progress toward the 12% ROE Target (2013).

◦	GAAP Net Income of $39 million which exceeded a budgeted target of $23 million, and represented a $50 million improvement from the prior year.

◦	GAAP Earnings Per Share ("EPS") increased to $0.46 per share versus a loss in the prior year

◦	Meaningful progress against the Company's $25 million cost reduction goal, capturing $15 million in annualized savings in 2011.

◦	Revenue growth of 4% year-over-year.

◦
Progress towards targeted de-risking of the balance sheet to better meet the Company's desired risk profile and material improvements in credit quality as measured by Non-Performing Assets ("NPAs")/Total Assets.

◦	A strengthened capital position as measured by Tangible Common Equity ("TCE") relative to Risk Weighted Assets ("RWA"), which was 10.3% at the end of 2011 versus 9.4% at the end of 2010.

◦	Total Shareholder Return ("TSR") rose 21% in 2011. This level of appreciation ranks number one in our peer group identified below and number two out of 50 companies in the KBW Regional Bank Index.

•
In addition to progress against key financial metrics, the Company made progress against key strategic milestones including meeting bank merger and operational conversion timetables, and simplifying the Company's business model with a renewed focus on disciplined growth in all targeted markets.

•
As previously announced, Mark D. Thompson, Chief Executive Officer and President of Boston Private Bank & Trust Company, entered into an employment agreement with the Company in connection with his promotion to his new role effective March 29, 2011. Terms and features of his employment agreement are similar to those in Mr. Deutsch's employment agreement. The following shareholder aligned features are contained in Mr. Thompson's employment agreement:

◦	Performance weighted annual cash and equity awards.

◦
A one-time equity award of “Matching Restricted Stock” which vests over time only if Mr. Thompson purchases a number of shares equal to the underlying award within three years of the Effective Date of the employment agreement (or March 29, 2014). As of December 31, 2011, Mr. Thompson had satisfied approximately 49% of his purchase requirement.

◦	No enhanced or single-trigger change in control termination benefits.

•	The Company's Compensation Committee determined in 2011 that it would no longer offer change in control agreements to new executives.

•
The Company is no longer subject to TARP-related compensation requirements. As a TARP participant from November 21, 2008 until June 16, 2010, the Company believes it was in full compliance with all TARP-related compensation limits and restrictions.

•	The Company's compensation programs and policies have been refined to:

◦	Increase weighting of performance-oriented compensation versus base salary, with greater emphasis on long-term results.

◦	Increase weighting for performance share awards versus time-lapse restricted shares in the mix of equity grants

◦	Reward multi-year performance, and achievement of specific performance metrics, designed to:

◦	Reinforce the Company's lowered risk profile.

◦	Restructure the Company for growth and profitability.

◦	Increase weighting on Return on Average Equity (ROAE) as a primary performance metric for executive incentive plans.

•	Emphasize equity compensation and long-term stock ownership by executives (and Board members).

•	Continue a policy of no reducing and eliminating executive gross-ups.

•
Continue a policy of claw-back provisions in executive incentive plans calling for the repayment of bonuses in the event of material financial misstatements. In this regard, the Company incorporated claw-back provisions within its equity awards granted to executives in 2011.

•
Continue a policy of reducing and eliminating luxury/status benefits or SERPs, and promote the use of annual flexible benefit accounts (with fixed dollar limits) that support executives in managing their personal health given the amount of time that is required to manage the Company.

Mix of Target Compensation
The Company's direct compensation components (base salary, annual incentives and equity incentives) continue to emphasize performance-based, variable pay. For example, annual incentives can range from 0% of target awards up to 200% of target awards based on performance that is typically measured over one year within the framework of a three-year performance horizon. Equity incentives consist of a combination of time-based restricted stock (40% of targeted award for 2011) and performance-based restricted stock or "performance shares" (60% of targeted award for 2011). Performance shares vest only if earned based on the achievement of three-year, forward-looking metrics. The Company's overall executive compensation mix is targeted to approximate one-third base salary and two-thirds annual and equity incentives. The Company intends to continue to evolve this mix more heavily towards long-term performance-based equity incentives over time.
Total Compensation Market Benchmarking and Peer Group
Periodically the Company asks its independent consultant, W.T. Haigh & Company, to conduct market compensation reviews for its NEOs. The last review was conducted in February 2012 for the Company's CEO and CFO, and in February 2011 for all executive positions, using market data available from public filings and surveys from the prior year. Based on the market comparative data used for these reviews, the Company's overall compensation position for executive positions was determined to be competitive with market (within the median to 75th percentile). Actual compensation versus market will vary year-to-year based on overall Company performance, individual contributions and cost considerations.
The Committee approved an updated, bank-only peer group in October 2011 to be used for future compensation and performance comparisons. This peer group, listed below, includes 16 banks which were selected based on similar size in assets and revenues, similar revenue mix, similar private banking business orientation and, as much as possible, similar markets and geographic locations,a key factor in the Company's ability to attract and retain key private banking and investment talent.
Selecting a peer group purely on comparable asset size does not meet the Company's screening criteria in terms of providing banks that are located in comparable geographic, metropolitan locations with a private banking (versus retail branch) orientation, and a higher fee-based revenue mix. As a result, the Company eliminated Fulton Financial Corporation, Susquehanna Bancshares and Bank of Hawaii Corporation from the 2011 peer list and added Brookline Bancorp and First Republic Bank to more appropriately represent its business mix, competitive geographic markets and private banking segment focus. All other banks included in the Company's updated peer group were in the 2011 peer group.

Brookline Bancorp, Inc.	National Penn Bancshares, Inc.
Bryn Mawr Bank Corporation	PacWest Bancorp
Cullen/Frost Bankers, Inc.	PrivateBancorp, Inc.
Signature Bank	First Republic Bank
CoBiz Financial Inc.	SVB Financial Group
City National Corporation	Washington Trust Bancorp, Inc.
Independent Bank Corporation	Webster Financial Corporation
MB Financial, Inc.	Wintrust Financial Corporation
This peer group is a market frame of reference for compensation and performance comparisons. In addition, W.T. Haigh & Company will provide other relevant market reference points such as broader financial services and general industry compensation survey data covering companies of similar size to augment this peer group data, if appropriate.

Principles for Setting Compensation Levels
As discussed previously, factors considered by the Company in setting executive compensation levels include:

1.	Performance of Company (short-term and long-term results against pre-established targets/goals and in relation to results of peer companies)

2.	Risk analysis (compensation to encourage executives to take appropriate but not excessive risk)

3.	Alignment with shareholder value creation

4.	Retention of the executive team

5.	Overall cost (relative to budget and other financial considerations)

6.	Internal relationships/relative value of positions

7.	Market competitiveness

8.	Regulatory requirements and guidelines

The Company believes that aggregate total compensation as reported in the Summary Compensation Table for its NEOs is reasonable and fair based on the above factors. Specifically:

•	NEO compensation is tied to, and varies with, overall performance of the Company, which exceeded the Company's business plan goals in 2011.

•
Equity grants made in 2010 and 2011 included a significant performance share component tied to achieving forward-looking three-year financial targets. Awards are forfeited if the financial targets are not attained.

•
Total direct compensation for the Company's NEOs as a group is competitive based on historical market benchmarking. However, in 2011, total direct compensation was primarily driven by strong financial and total shareholder return performance.

Shareholder Say-on-Pay Votes

The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At the Company’s annual meeting of shareholders held in April 2011, over 75 percent of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms shareholders’ support of the Company’s approach to executive compensation, and did not change its approach in 2011. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.
Base Salary
The Committee reviews the base salaries of its NEOs each year, with salary increases taking effect on January 1. Salary increases are generally based on an executive's performance within specific areas of accountability, external market competitiveness and internal budget considerations. There were no salary increases for any of the NEOs in 2011, and the CFO was the only position to receive a base salary increase in 2012 based on competitive market considerations.

Annual Incentive
The Committee established an annual incentive target for each NEO for 2011, stated as a percent of base salary. Incentive target levels are based on each executive's role, organization level, impact on annual performance and competitive considerations. Executives can earn from 0% up to 200% of target based on performance against pre-defined metrics. Mr. Deutsch's annual incentive target was negotiated at the time of his hire as part of his overall compensation package to be 125% of his base salary. Similarly, as part of his employment agreement, Mr. Thompson negotiated an annual incentive target equal to 100% of his "bonus-eligible base salary". Targets are reviewed annually by the Committee and adjusted as appropriate to consider market competitiveness and desired mix of annual and long-term incentives. In 2011, the Board and Committee established a Balanced Scorecard framework for compensation actions in 2011 that weighted both primary and secondary financial goals important to the Company's return to profitability and sustainable growth. Details of this performance-based framework, associated financial metrics, the Company's achievement of these metrics and the Committee's determination with respect to overall performance are detailed in the scorecard below.

	2011 Targeted Performance Levels	2011 Actual Performance Levels and Weighted Funding
I. Primary Financial Metrics (50% overall weighting)	Target	Result	Weight Funding*

ROE Improvement (year-over-year)	600 basis points	920 basis points	60%

GAAP Net Income ($millions)	$23	$39	40%

II. Secondary Financial Metrics (50% overall weighting)

TCE/RWA vs. Peers	Median	35th%	5%

Efficiency Ratio	79%	79%	10%

NPA/Assets vs. Peers	Median	42nd%	7%

Balance Sheet Growth (year-over-year)	6%	(2)%	—%

Revenue Growth (year-over-year)	3%	4%	13%

Total Funding Level (% of Target)			135.6%
*(1) Determined by the Committee based on results versus target
(2) The Committee exercised its negative discretion in developing overall funding based on a maximum incentive pool available for financial performance under the Annual Executive Incentive Plan of $5 Million

The Committee, in consultation with the Company's management and independent compensation consultant, selected each of the Primary and Secondary Financial categories to align executive behaviors with critical strategic priorities that were approved by the Board as part of the Company's 2011 Strategic Plan. These goals are long-term in nature and were selected to drive long-term profitability and financial strength. Based on a comprehensive review by the Committee, with input from the full Board, it was determined that the Company made significant progress in the specific financial categories identified and, as noted above, a total incentive pool of approximately 136% of target bonus awards was approved for the Company's executive positions.
The following table outlines the annual incentive targets for 2011 and the actual bonus received by each NEO as determined by the Board for the CEO, and by the CEO and the Compensation Committee for all other executive positions:

TARGET AND ACTUAL BONUS DETAILS

Executive	Base Salary	Target Bonus % of Base Salary	Target Bonus	Minimum (0% of Target)	Maximum (200% of Target)	Actual Bonus	Actual as % of Target
C. Deutsch	$675,000	125%	$843,750	—	$1,687,500	$1,147,500	136%
D. Kaye	375,000	100%	375,000	—	750,000	535,000	143%
M. Thompson (1)	730,000	68%	500,000	—	1,000,000	736,000	147%
J. Dawson	450,000	100%	450,000	—	900,000	600,000	133%
M. Chambers	360,000	100%	360,000	—	720,000	480,000	133%

(1)	Mr. Thompson's Target Bonus is 100% of his "Bonus Eligible Base Salary" of $500,000, which equates to 68% of his current total base salary of $730,000.
Equity-Based Long-Term Incentives
The Committee considers long-term equity-based compensation to be an integral part of the Company's compensation program. In 2011, equity awards made to the Company's NEOs consisted of time-vested restricted stock and performance shares provided under the Company's 2009 Stock Option and Incentive Plan.
Time-vesting restricted shares will vest in full three years from the date of grant subject to the executive's continued employment through the vesting date.
Performance shares are earned and vest only if targeted results are achieved. Shares are forfeited in the event of inadequate performance. The Company's 2009-2011 performance share tranche was earned following the conclusion of the three-year performance period with the Company's executives earning 120% of the targeted performance shares based on results versus goals for the period. The primary measure for purposes of determining the payout for this award was GAAP EPS. The Company earned EPS of $.46/share (which was 100% of the target goal). In addition, the Committee approved a discretionary modifier of +20% to the earned shares awarded for EPS performance as a result of stronger capital and strategic accomplishments selected as secondary performance metrics over the performance period, including substantial improvements in credit quality, earnings and the strategic restructuring of the Company.

The total long-term incentive award values set forth below were approved by the Committee on May 6, 2011. For 2011, approximately 40% of the grant date fair value of the award was delivered in time-vested restricted stock and 60% of the grant date fair value of the award was delivered in performance shares. The approved values were converted to a fixed number of restricted shares and performance shares using the daily average stock price for the 30 days prior to the conversion date of $7.06 per share. The conversion price was approved by the Committee on May 6, 2011 and represented a change from prior year methodology which had used a twelve month daily average stock price. The Committee made this methodology change to reduce the potential for volatility swings due to a difference between the conversion price and the grant date fair value price (which is the basis for the accounting expense of the grants). This methodology is used to provide an equity award that considers the share price of the Company over the prior 30-day period, as opposed to a single trading day. Once the number of shares was determined and approved by the Committee, shares were granted at the closing price of $6.42 on May 13, 2011, the approved grant date. Awards were determined based on each executive's performance, criticality of position and relevant employment agreement terms, as applicable. As specified in Mr. Thompson's agreement, his 2011 equity awards were granted at the grant date fair value price as opposed to the 30-day conversion price. Going forward, Mr. Thompson's awards will be calculated in a consistent manner with other NEOs.
The 2011 performance shares may be awarded based on the Company's performance for the January 1, 2011 to December 31, 2013 period following the conclusion of such performance period with 0-150% (0-180% with +/-20% adjustment described below) of the shares earned tied to the Company's achievement of the following metrics:

1.	Primary Metric: ROE versus internal 2013 goal of 12%.

2.	Secondary Metrics: The Committee may adjust total shares earned based on the primary ROE metric by +/- 20% based on the following secondary performance considerations:

◦	TCE/RWA in 2013 versus peers.

◦	Efficiency Ratio in 2013 versus internal three-year goal.

◦	Revenue Growth (internal growth rate target for 2011-2013).
The 2013 ROE goal was selected as the primary metric to incent attainment of a three-year ROE target tied to the Company's three-year strategic plan. Secondary metrics were also designed to align with the Company's critical capital, expense management and growth objectives over the same three-year period.
It is anticipated that performance shares will be granted each year to the Company's NEOs with the metrics for each performance share award determined by the Committee in the first quarter of each calendar year and established for the applicable three-year period.
A key component of Mr. Deutsch's and Mr. Thompson's employment agreements included one-time matching restricted stock awards. These grants enhance the Company's ability to retain Mr. Deutsch and Mr. Thompson by vesting shares in three equal installments on each of the third, fourth and fifth anniversaries of the grant date. Additionally, they provide a significant incentive to Mr. Deutsch and Mr. Thompson to make a substantial direct investment in the Company. Terms of the awards stipulate that the grants will be forfeited if Mr. Deutsch and Mr. Thompson do not purchase an equivalent number of shares of Company stock before, in the case of Mr. Deutsch, the second anniversary of his commencement date, and in the case of Mr. Thompson, the third anniversary of the effective date of his employment agreement, and hold such stock through certain vesting dates. Mr. Deutsch's matching restricted stock award was granted on July 31, 2010 (called the “inducement award” and described in the Company's 2011 Proxy Statement) with a grant date fair value of $2 million (302,572 shares). As of December 31, 2011, Mr. Deutsch had satisfied 100% of his $2 million purchase requirement. Mr. Thompson's matching restricted stock award was granted on May 13, 2011 with a grant date fair value of $600,000 (93,458 shares). As of December 31, 2011 Mr. Thompson had purchased 45,454 shares and satisfied 49% of his purchase requirement.
The time-vested restricted stock vests in five equal annual installments from the Effective Date of Mr. Thompson's Agreement beginning March 29, 2012. The performance shares shall vest at the conclusion of the three-year performance period and will be based on the Company's performance over that period, based on achievement of the performance metrics described above.

Actual equity grants awarded to the Company's NEOs in 2011 are set forth in the table below. As described further in the footnotes below, a significant portion of the stock awards (60% of the total) must be earned based on performance with the potential for an earn-out of 0% to180% of the target performance shares awarded.
GRANT DATE FAIR VALUE OF AWARDS TABLE

	2011 Awards
Executive	Grant Date	# Options (1)	Grant Date Fair Value	# Stock Awards		Grant Date Fair Value (2)
C. Deutsch	5/13/2011	—	—	143,413	(3)	$920,711
D. Kaye	5/13/2011	—	—	39,837	(4)	255,754
M. Thompson	5/13/2011	—	—	280,374	(5)	1,800,001
J. Dawson	5/13/2011	—	—	63,740	(6)	409,211
M. Chambers	5/13/2011	—	—	38,243	(7)	245,520

(1)	There were no options granted to NEOs in 2011.

(2)	Based upon the closing prices on May 13, 2011 of $6.42.

(3)
This includes 86,048 performance shares which could, based on performance, result in the earn-out of up to a maximum of 154,886 shares for above target outperformance (and an increase in the grant date fair value of $441,940, based on the incremental shares earned, using the original $6.42 price).

(4)
This includes 23,902 performance shares which could, based on performance, result in the earn-out of up to a maximum of 43,023 shares for above target outperformance (and an increase in the grant date fair value of $122,757, based on the incremental shares earned, using the original $6.42 price).

(5)
This includes special long-term equity awards granted in connection with Mr. Thompson's employment agreement, including a special “Matching Restricted Stock” award of 93,458 shares, a time-vested restricted stock award of 93,458, and 93,458 performance shares, which could, based on performance, result in the earn-out of up to a maximum of 168,224 shares for above target outperformance (and an increase in the grant date fair value of $479,998, based on the incremental shares earned, using the original $6.42 price).

(6)
This includes 38,244 performance shares which could, based on performance, result in the earn-out of up to a maximum of 68,839 shares for above target outperformance (and an increase in the grant date fair value of $196,420, based on the incremental shares earned, using the original $6.42 price).

(7)
This includes 22,946 performance shares which could, based on performance, result in the earn-out of up to a maximum of 41,302 shares for above target outperformance (and an increase in the grant date fair value of $117,846, based on the incremental shares earned, using the original $6.42 price).

Equity Grant Policy
The Company has adopted an Equity Grant Policy, as amended July 2011, to ensure that its equity granting practices are maintained in strict compliance with the Company's equity plans, policies and all applicable laws, and specifically to prevent backdating of any equity grant, or manipulation of the timing of equity grants with the public release of material information with the intent of benefiting a grantee under an equity award. The policy became effective for equity grants made after March 31, 2007. The Company's policy is that equity grants occur on a pre-established day during each calendar quarter after the Company's financial results for the prior quarter have been publicly disclosed. Accordingly, the grant date for all equity grants is generally the 15th day of the month (or the last business day before the 15th day of the month) following the quarterly Board meeting. The four scheduled grant dates are established at the beginning of each calendar year. The grant date shall not precede the date the grant was authorized by the Committee, and the grant date for any new hire shall not precede the employee's date of hire. In addition, the policy provides that all awards and award terms are approved by the Committee in advance of the grant date; the Company's executives do not have an ability to select a grant date; and the option exercise price is the closing price of the underlying stock on the date of grant.
Executive Stock Ownership and Share Retention Guidelines

•	The Committee implemented executive stock ownership guidelines in July 2008 and revised these guidelines in October 2010.

•
Guidelines are expressed as the lesser of a multiple of an executive's base salary or a fixed number of shares. The Company and the Committee review executive officer stock holdings versus the ownership guidelines at least annually.

•
Ownership guideline multiples are five times base salary for the CEO and two to three times base salary for other NEO positions Executives must meet the lesser of the fixed share guideline (300,000 for the CEO and 60,000 - 120,000 for other NEO positions) or the salary multiple. As of December 31, 2011, all executives had met the stated minimum ownership requirements.

•	In addition, there is a holding requirement equal to 50% of profit shares (net shares after cost of purchase, if any, and tax liability) until the minimum threshold is attained.

•
Based on the beneficial ownership calculation as reported in this Proxy Statement, as of December 31, 2011, the CEO owned .942% and other NEOs (excluding former executive officers) as a group owned .988% of the Company's common stock.

Executive Benefits and Perquisites

•
NEOs are entitled to a flexible benefit amount to be used for financial products and services including life insurance, financial planning, long-term care insurance and other health and wellness benefits that enable the executives to better manage and balance their personal lives given the amount of time spent at work.

•
The flexible amount is a fixed maximum annual benefit ranging from $65,000 for the CEO and $20,000 to $40,000 for other NEOs. NEOs are also eligible for an annual physical exam. The full value of all perquisites is reported as income to the individuals and, accordingly, is taxable. The flexible benefit may not be used for any type of personal luxury or entertainment expenditures. In addition, Mr. Thompson participates in a long-term care and long-term disability insurance program sponsored by Boston Private Bank & Trust Company, which was in effect prior to the effective date of his employment agreement with the Company.

•	The Company eliminated all gross-up payments for its executive officers in 2010 and has continued with this practice as part of a Company-wide initiative.

NEOs are also eligible for Company-sponsored benefit programs available broadly to Company employees, including healthcare and dental benefits, short-term and long-term disability, life insurance, a 401(k) Profit Sharing Plan and the Company's Employee Stock Purchase Plan. The Board of Directors revised its Company-wide luxury expenditure policy in July 2011. The Company's Excessive and Luxury Expenditure Policy is posted on the Company's website.
Employment Agreements and Executive Severance and Change in Control Agreements
To maintain management continuity in the event of a change in control of the Company, the Company has change in control agreements with all of the Company's NEOs, except Mr. Deutsch and Mr. Thompson (who have each entered into employee agreements with the Company).

•
The Company's change in control agreements provide a severance payment equal to 2.5 - 2.99 times an executive's annual cash compensation as defined in the agreements, and a pro-rated bonus for the year in which the change in control occurs. As previously noted, any equity awards granted on or after May 15, 2011 are or will be subject to “double trigger” vesting (as opposed to accelerated vesting) in the event of a change in control in which an assumption of the award occurs.

•
All of the Company's change in control arrangements are “double trigger” arrangements (i.e., benefits are paid in the event that there is both a change in control and a termination of employment following certain triggering events, for example elimination of the executive's position, as defined in the agreements) and limit payments so that no payments can be deemed to be “parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") and no excise tax gross-ups are provided.

•
As part of their employment agreements, and in lieu of change in control agreements, Mr. Deutsch and Mr. Thompson were given separate severance protection at 2.0 times their annual cash compensation if their employment is terminated by the Company without "cause" or by the executives for "good reason" (each as defined in their employment agreements).

•
Payments and benefits payable to the Company's NEOs in connection with a termination of employment or change in control are discussed in greater detail under "Executive Agreements and Potential Payments Upon Termination or Change in Control."

Executive Deferred Compensation Plan
The Company offers a deferred compensation plan that enables certain executives, including each of the Company's NEOs, to defer a portion of their income. Amounts deferred are excluded from an executive's taxable income and are not deductible by the Company until paid. Executives select from a limited number of mutual funds and the deferred amounts are increased or decreased to correspond to changes in market value of these underlying hypothetical mutual fund investments. Any increase in value is recognized as compensation expense. The Company maintains a Rabbi trust with respect to these obligations. None of the Company's NEOs participated in the Executive Deferred Compensation Plan in 2011, although Mr. Thompson and Mr. Dawson have outstanding deferred compensation balances from deferrals from prior years.

Role of Compensation Committee, Outside Advisors and Management in Compensation Decisions
The Committee, pursuant to its charter, provides management and the Board with guidance on matters of executive and director compensation and related benefits. The Committee meets in executive sessions when discussing CEO performance and specific actions related to CEO compensation. The Committee approves all compensation actions with respect to the Company's CEO, and recommends to the Board of Directors that the Board of Directors also approve such compensation actions. The Committee approves all compensation actions for the Company's other executive officers after reviewing the recommendations of the CEO. The Committee relies on management and outside advisers for staff work and technical guidance in conducting its affairs. It retains full authority to engage independent third party advisers and for the past several years has retained W. T. Haigh & Company, a compensation consulting firm in Cambridge, Massachusetts, to conduct independent studies and provide objective advice on executive and director compensation. W. T Haigh & Company's primary role with the Company is as independent adviser to the Committee on executive compensation matters. In 2011, W.T. Haigh & Company played a significant advisory role with respect to the employment agreement for Mr. Thompson and a review of Board compensation related to the Bank integration, and provides ongoing support to the Compensation Committee in executive compensation matters. From time to time, W.T. Haigh & Company works directly with management with the consent of the Committee. However, in 2011, W.T. Haigh & Company's services related solely to Committee matters.
The Company also retains Goodwin Procter LLP for legal services on executive compensation matters, including drafting of legal plan documents. The Company may use other firms from time to time in the normal course of business.
Tax, Regulatory and Accounting Implications
The Company believes it is in compliance with respect to all tax, regulatory and accounting standards. Furthermore, the Committee will continue to review each element of compensation and take the appropriate steps to ensure tax deductibility to the extent permitted under applicable law and to the extent this can be accomplished without sacrificing flexibility and other important objectives of the overall compensation program for its executives.
Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Proxy Statement.
Submitted by the Compensation Committee of the Board:
Lynn Thompson Hoffman, Chair
Eugene S. Colangelo
Deborah F. Kuenstner
Stephen M. Waters

Executive Compensation Tables
The following tables and footnote disclosures set forth information concerning the compensation paid to or earned by the Company's NEOs, including the CEO, the CFO and the next three most highly compensated executive officers of the Company, who served in such capacities during 2011.
SUMMARY COMPENSATION TABLE

(a)	(b)	(c)		(d)	(e)		(f)		(g)		(h)
Name and Principal Position	Year	Salary ($)		Bonus ($)(2)	Stock Awards Grant Date Fair Value ($)(3)		Non-Equity Incentive Plan Compensation ($)(9)		All Other Compensation ($)		Total ($)
Clayton G. Deutsch,	2011	$675,000		$—	$920,711	(4)	$1,147,500		$89,231	(10)	$2,832,442
CEO and President	2010	282,981	(1)	—	3,154,067		180,000	(1)	72,924	(10)	3,689,972

David J. Kaye,	2011	375,000		33,333	255,754	(5)	535,000		25,925	(11)	1,225,012
Executive Vice President and Chief Financial Officer	2010	375,000		33,333	414,976		190,000		9,402	(11)	1,022,711
	2009	325,000		13,889	126,660		225,000		8,295	(11)	698,844

Mark D. Thompson,	2011	730,000		—	1,800,001	(6)	736,000		79,047	(12)	3,345,048
CEO and President, BPBTC	2010	730,000		—	442,647		530,000		35,046	(12)	1,737,693

James D. Dawson,	2011	450,000		66,667	409,211	(7)	600,000		38,996	(13)	1,564,874
Executive Vice President	2010	450,000		36,111	311,232		150,000		27,950	(13)	975,293
	2009	412,885		27,778	151,014		350,000		21,267	(13)	962,944

Margaret W. Chambers,	2011	360,000		33,333	245,520	(8)	480,000		29,362	(14)	1,148,215
Executive Vice President and General Counsel	2010	360,000		33,333	373,482		180,000		11,469	(14)	958,284
____________________

(1)	Reflects pro rata salary and bonus as Mr. Deutsch's employment commenced on July 31, 2010.

(2)
In 2009, Messrs. Kaye and Dawson and Ms. Chambers, received retention bonuses of $100,000, $200,000 and $100,000 respectively, all vesting over a three-year period. The amounts shown above reflect the amount earned in each year of the vesting period.

(3)
The amounts in column (e) reflect the grant date fair value of the equity awards in accordance with ASC Topic 718, Compensation - Stock Compensation ("ASC 718") pursuant to the 2009 Stock Option and Incentive Plan. Information about the assumptions used to value these awards can be found in Part II. Item 8. "Financial Statements and Supplementary Data - Note 19: Employee Benefits" of the Company's 2011 Annual Report on Form 10-K.

(4)
This includes 86,048 performance shares which could, based on performance, result in the earn-out of up to a maximum of 154,886 shares for above target outperformance (and an increase in the grant date fair value of $441,940, based on the incremental shares earned, using the original $6.42 price).

(5)
This includes 23,902 performance shares which could, based on performance, result in the earn-out of up to a maximum of 43,023 shares for above target outperformance (and an increase in the grant date fair value of $122,757, based on the incremental shares earned, using the original $6.42 price).

(6)
This includes special long-term equity awards granted in connection with Mr. Thompson's employment agreement, including a special matching restricted stock award of 93,458 shares, a time-vested restricted stock award of 93,458, and 93,458 performance shares, which could, based on performance, result in the earn-out of up to a maximum of 168,224 shares for above target outperformance (and an increase in the grant date fair value of $479,998, based on the incremental shares earned, using the original $6.42 price).

(7)
This includes 38,244 performance shares which could, based on performance, result in the earn-out of up to a maximum of 68,839 shares for above target outperformance (and an increase in the grant date fair value of $196,420 using the original $6.42 price).

(8)
This includes 22,946 performance shares which could, based on performance, result in the earn-out of up to a maximum of 41,302 shares for above target outperformance (and an increase in the grant date fair value of $117,846, based on the incremental shares earned, using the original $6.42 price).

(9)
The amounts in column (f) reflect the annual incentive awards to the named individuals under the 2009, 2010 and 2011 Annual Executive Incentive Plan. Mr. Deutsch's 2010 bonus was earned for a partial year based on his employment date of July 31, 2010. Mr. Thompson and Mr. Dawson were subject to TARP bonus restrictions and Mr. Thompson did not earn or accrue a bonus for the period from June 15, 2009 through June 16, 2010 and Mr. Dawson did not earn or accrue a bonus for the period from January 1, 2010 through June 16, 2010while the Company was still subject to TARP restrictions.

(10)
Matching contribution to Mr. Deutsch's 401(k) for plan year 2011 - $7,350; dividends paid on unvested stock grants in 2010 - $7,583, 2011 - $16,581; executive medical services for 2011 - $300; life insurance premiums for 2010 - $57,708, 2011 - $57,708; long-term disability supplemental coverage in 2010 - $7,292, 2011 - 7,292; miscellaneous items in 2010 - $341.

(11)
Matching contribution to Mr. Kaye's 401(k) for plan year 2009 - $7,350, 2010 - $7,350, 2011 - $7,350; dividends paid on unvested stock grants in 2009 - $945, 2010 - $1,686, 2011 - $2,414; life insurance premiums for 2011 - $4,814; long-term care premiums in 2011 - $11,347; miscellaneous items in 2010 - $366.

(12)
Matching contribution to Mr. Thompson's 401(k) for plan year 2010 - $7,350, 2011 - $7,350; dividends paid on unvested stock grants in 2010 - $3,072, 2011 - $9,562; executive medical services for 2010 - $2,350, 2011 - $2,200 ; life insurance premiums for 2011 - $20,000; long-term care premiums for 2010 - $13,706, 2011 - 13,706; long-term disability premiums for 2010 - $8,568, 2011 - 8,688; tax and financial planning in 2011 - $16,100; fitness fees for 2011 - $1,441.

(13)
Matching contribution to Mr. Dawson’s 401(k) for plan year 2011 - $6,493; dividends paid on unvested stock grants in 2009 - $1,051, 2010 - $1,644, 2011 - $2,470; executive medical services for 2010 - $2,750; life insurance premiums for 2011 - $4,528; long-term care premiums for 2009 - $13,080, 2010 - $13,080, 2011 - $13,236; long-term disability premiums for 2009 - $7,138, 2010 - $10,089, 2011 - $11,167; fitness fees for 2011 - $1,069; miscellaneous items for 2010 - $387, 2011 - $34.

(14)
Matching contribution to Ms. Chamber's 401(k) for plan year 2010 - $7,350, 2011 - $7,350; dividends paid on unvested stock grants in 2010 - $1,166, 2011 - $2,012; executive medical services for 2010 - $2,600; life insurance premiums for 2011 - $15,327; long-term care premiums in 2011 - $903; tax and financial planning for 2011 - $3,770; miscellaneous items for 2010 - $353.

GRANTS OF PLAN-BASED AWARDS

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units # (3)	All Other Option Awards Number of Securities Underlying Options #	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Grant Date	Grant Approved Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Clayton G. Deutsch	5/13/2011	5/9/2011				43,024	86,048	154,886	57,365	—	$—	920,711
	2011		421,875	843,750	1,687,500

David J. Kaye	5/13/2011	5/6/2011				11,951	23,902	43,023	15,935	—	—	255,754
	2011		187,500	375,000	750,000

Mark D. Thompson	5/13/2011	5/6/2011				46,729	93,458	168,224	186,916	—	—	1,800,001
	2011		250,000	500,000	1,000,000

James D. Dawson	5/13/2011	5/6/2011				19,122	38,244	68,839	25,496	—	—	409,211
	2011		225,000	450,000	900,000

Margaret W. Chambers	5/13/2011	5/6/2011				11,473	22,946	41,302	15,297	—	—	245,520
	2011		180,000	360,000	720,000
____________________

(1)
The amounts shown in column (c) reflect the minimum threshold payment levels which are 50% of the target amount shown in column (d). The amount shown in column (e) is 200% of the target amount shown in column (d), as awarded under the Company's Executive Bonus Plan.

(2)
The number of shares shown in column (f) reflect the minimum threshold number of shares which are 50% of the target amount shown in column (g); the number of shares shown in column (h) is 180% of the target amount shown in column (g) as awarded under the Company's 2009 Stock Option and Incentive Plan. For a description of these awards see "Equity-Based Long-Term Incentives."

(3)	Time-vesting restricted stock awards granted under the Company's 2009 Stock Option and Incentive Plan. For Mr. Thompson, total includes a special "Matching Restricted Stock" award of 93,458 shares.

(4)
This column shows the grant date fair value of equity awards in accordance with ASC 718. Information about the assumptions used to value these awards can be found in Part II. Item 8. "Financial Statements and Supplementary Data - Note 19: Employee Benefits" of the Company's 2011 Annual Report on Form 10-K.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table provides information with respect to holdings of exercisable and unexercisable stock options and unvested restricted stock and performance share awards held by the Company's NEOs as of December 31, 2011.

(a)	(b)	(c)	(d)		(f)	(g)	(h)		(I)		(j)
	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (1)					Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Name	(#) Exercisable	(#) Unexercisable	(#) Equity Incentive Plan Awards	Option Exercise Price ($)	Option Expiration Date	Number (#)	Market Value ($) (2)		Number (#)		Market or Payout Value ($) (2)
Clayton G. Deutsch	—	—	—	$—		57,365	$455,478	(3)	86,048	(8)	$683,221
	—	—	—	—		61,272	486,500	(4)	—		—
	—	—	—	—		302,572	2,402,422	(5)	—		—
	—	—	—	—					61,774	(9)	490,486

David J. Kaye	7,500	—	—	9.03	8/15/2018	15,935	126,524	(3)	23,902	(10)	189,782
	20,240	—	—	20.37	5/15/2018	26,132	207,488	(6)	26,132	(11)	207,488
	—	—	—	—		12,872	102,204	(7)

Mark D. Thompson	7,500	—	—	9.03	8/15/2018	186,916	1,484,113	(3)	93,458	(12)	742,057
	24,290	—	—	20.37	2/15/2018	55,749	442,647	(6)	—		—
	20,000	—	—	29.84	2/15/2017	41,585	330,185	(7)	—		—
	15,000	—	—	29.74	2/17/2016		—		—		—
	15,000	—	—	27.06	2/11/2015	—	—		—		—
	15,000	—	—	27.16	2/27/2014	—	—		—		—
	15,000	—	—	18.79	4/30/2013	—	—		—		—
	11,000	—	—	16.72	2/14/2013	—	—		—		—
	12,000	—	—	22.26	1/17/2012	—	—		—		—

James D. Dawson	7,500	—	—	9.03	8/15/2018	25,496	202,438	(3)	38,244	(13)	303,657
	61,360	—	—	9.13	5/15/2018	19,599	155,616	(6)	19,599	(14)	155,616
	9,000	—	—	29.84	2/15/2017	15,347	121,855	(7)
	10,000	—	—	29.74	2/17/2016
	12,000	—	—	27.06	2/11/2015	—	—		—		—
	10,000	—	—	27.16	2/27/2014	—	—		—		—
	2,500	—	—	24.42	12/12/2013	—	—		—		—
	9,000	—	—	16.72	2/14/2013	—	—		—		—
	12,000	—	—	22.26	1/17/2012	—	—		—		—

Margaret W. Chambers	7,500	—	—	9.03	8/15/2018	15,297	121,458	(3)	22,946	(15)	182,191
	11,600	—	—	20.37	5/15/2018	23,519	186,741	(6)	23,519	(16)	186,741
	10,000	—	—	29.84	2/15/2017	13,862	110,064	(7)
	8,000	—	—	29.74	2/17/2016	—	—		—		—
	10,000	—	—	27.06	2/11/2015	—	—		—		—
	10,000	—	—	27.16	2/27/2014	—	—		—		—
	1,000	—	—	24.42	12/12/2013	—	—		—		—
	7,500	—	—	16.72	2/14/2013	—	—		—		—
	5,000	—	—	22.26	1/17/2012	—	—		—		—
____________________

(1)
All securities issued under the Company's 1997 Long-Term Incentive Plan, the Company's 2004 Stock Option and Incentive Plan, the Company's 2009 Stock Option and Incentive Plan, or the Company's 2010 Inducement Stock Plan.

(2)	The market value is based on the closing price of the Company's common stock on December 30, 2011 of $7.94, multiplied by the applicable number of shares of restricted stock or performance shares.

(3)	This award vests on May 13, 2014.

(4)	This award vests in five equal annual installments beginning on July 31, 2011.

(5)	This award vests in three equal annual installments beginning on July 31, 2013.

(6)	This award vests on May 14, 2013.

(7)	This award vests on June 15, 2012.

(8)
This includes 86,048 performance shares which could, based on performance for the 2011-2013 performance period, result in the earn-out of up to a maximum of 154,886 shares for above target outperformance (and an increase in the grant date fair value of $441,940 based on the incremental shares earned, using the original $6.42 price).

(9)
This includes 61,774 performance shares for the 2010-2012 performance period, which could, based on performance, result in the grant of up to 111,193 shares (and an increase in the grant date fair value of $326,661 using the original $6.61 price). Mr. Deutsch's original 2010 grant of performance shares was 76,589 which was pro-rated to 61,774 based on his hire date of July 31, 2010.

(10)
This includes 23,902 performance shares for the 2011-2013 performance period, which could, based on performance, result in the earn-out of up to a maximum of 43,023 shares for above target outperformance (and an increase in the grant date fair value of $122,757, based on the incremental shares earned, using the original $6.42 price).

(11)
This includes 26,132 performance shares for the 2010-2012 performance period, which could, based on performance, result in the grant of up to 47,037 shares (and an increase in the grant date fair value of $165,986 using the original $7.94 price).

(12)
This includes 93,458 performance shares for the 2011-2013 performance period, which could, based on performance, result in the earn-out of up to a maximum of 168,224 shares for above target outperformance (and an increase in the grant date fair value of $479,998, based on the incremental shares earned, using the original $6.42 price).

(13)
This includes 38,244 performance shares for the 2011-2013 performance period, which could, based on performance, result in the earn-out of up to a maximum of 68,839 shares for above target outperformance (and an increase in the grant date fair value of $196,420 using the original $6.42 price).

(14)
This includes 19,599 performance shares for the 2010-2012 performance period, which could, based on performance, result in the grant of up to 35,278 shares (and an increase in the grant date fair value of $124,491 using the original $7.94 price).

(15)
This includes 22,946 performance shares for the 2011-2013 performance period, which could, based on performance, result in the earn-out of up to a maximum of 41,302 shares for above target outperformance (and an increase in the grant date fair value of $117,846, based on the incremental shares earned, using the original $6.42 price).

(16)
This includes 23,519 performance shares for the 2010-2012 performance period, which could, based on performance, result in the grant of up to 42,334 shares (and an increase in the grant date fair value of $149,391 using the original $7.94 price).

OPTION EXERCISES AND STOCK VESTED
The following table provides information with the respect to restricted stock and performance share awards that vested as of December 31, 2011.

(a)		(b)	(c)	(d)	(e)
Name		Number of Shares Acquired on Exercise # (1)	Value Realized on Exercise $	Number of Shares Acquired on Vesting # (1)	Value Realized on Vesting $
Clayton G. Deutsch	(2)	—	$—	59,794	$478,030
David J. Kaye	(3)	—	—	28,696	212,035
Mark D. Thompson		—	—	6,080	43,898
James D. Dawson	(4)	—	—	33,756	255,943
Margaret W. Chambers	(5)	—	—	19,534	160,842

(1)	All securities issued under the Company's 2004 Stock Option and Incentive Plan, the Company's 2009 Stock Option and Incentive Plan, or the Company's 2010 Inducement Stock Plan.

(2)
This includes 36,231 performance shares for the 2009-2011 performance period, which based on performance, resulted in the grant of 43,477.2 shares with respect to such performance period (an increase in the grant date fair value of $47,897, based on the incremental shares earned, using the original $6.61 price).

(3)
This includes 12,872 performance shares for the 2009-2011 performance period, which based on performance, resulted in the grant of 15,446.4 shares with respect to such performance period (and an increase in the grant date fair value of $12,666, based on the incremental shares earned, using the original $4.92 price).

(4)
This includes 15,347 performance shares for the 2009-2011 performance period, which, based on performance, resulted in the grant of 18,416.4 shares with respect to such performance period (and an increase in the grant date fair value of $15,101, based on the incremental shares earned, using the original $4.92 price).

(5)
This includes 13,862 performance shares for the 2009-2011 performance period, which, based on performance, resulted in the grant of 16,634.4 shares with respect to such performance period (and an increase in the grant date fair value of $13,640, based on the incremental shares earned, using the original $4.92 price).

NON-QUALIFIED DEFERRED COMPENSATION

(a)	(b)	(c)	(d)	(e)		(f)
Name	Executive Contributions in Last FY $	Registrant Contributions In Last FY $	Aggregate Earnings in Last FY $	Aggregate Withdrawals/ Distributions $		Aggregate Balance at Last FYE $ (1)
Mark D. Thompson	$—	$—	$1,071		$(161,680)		$48,737
James D. Dawson	—	—	(20,659)	—	—	896,721	896,721

(1)	Deferred compensation accounts are deemed invested in mutual funds managed by third party administrators.
Executive Agreements and Potential Payments Upon Termination or Change In Control
Chief Executive Officer Employment Agreement
The Company entered into an employment agreement with Mr. Deutsch to serve as the Company's CEO and President on June 7, 2010 and Mr. Deutsch's employment with the Company under this Agreement commenced on July 31, 2010. The terms of the Agreement remain in effect during Mr. Deutsch's employment with the Company.
In addition to the compensation and benefit arrangements described in detail above, Mr. Deutsch is eligible to receive certain payments and benefits if his employment is terminated under certain conditions. For any termination of service, Mr. Deutsch would be entitled to any earned but unpaid salary and incentive compensation. He will receive unpaid expense reimbursements, accrued but unused vacation and any vested benefits he may have under any employee benefit plan of the Company.
If Mr. Deutsch's employment is terminated by the Company without "cause” or he terminates his employment for "good reason," as both of those terms are defined in the Agreement, he would be entitled to receive the following:

▪
Subject to signing a general release of claims in favor of the Company, he would receive a severance payment equal to two times the sum of (x) his base salary and (y) his target annual bonus paid out in substantially equal installments in accordance with the Company's payroll practice over 24 months.

▪
All stock options and other stock-based awards held by Mr. Deutsch (A) that are subject only to service-based vesting shall vest in full and become exercisable or non-forfeitable as of the date of termination, or (B) that are subject to performance-based vesting shall vest upon the completion of the performance period to which such vesting schedule relates provided that vesting of such award shall be prorated based on the portion of the applicable performance period completed as of the date of termination.

▪	Subject to the co-payment of premium amounts at the active employees' rate, Mr. Deutsch may continue to participate in the Company's group health, dental and vision program for 24 months.
The payments described above will immediately cease if Mr. Deutsch breaches certain non-competition, non-solicitation, non-disparagement, confidentiality, third-party agreements and/or cooperation provisions of Mr. Deutsch's Employment Agreement.
If Mr. Deutsch's employment is terminated due to death or disability, he would be entitled to receive the following:

▪	a portion of his annual bonus for the year of termination pro-rated for the number of days employed during the year to the date of termination; and

▪
vesting with respect to a pro-rated portion of any long-term equity incentive grants outstanding on the date of termination that are subject to service-based and/or performance-based vesting, based on the number of days Mr. Deutsch was employed by the Company during any applicable service or performance periods prior to the date of termination.

These pro-rated annual bonus payments and vesting of outstanding equity incentive grants will be made at the same time and in the same form as would be the case if his employment had not terminated due to death or disability.
If amounts payable to Mr. Deutsch, whether under Mr. Deutsch's Employment Agreement or otherwise, give rise to the excise tax imposed by Section 4999 of the Code, Mr. Deutsch will receive the greater after-tax amount of either (A) the full payment minus the sum of all excise, federal, state and local income and employment taxes, or (B) a reduced payment that does not give rise to the excise tax imposed by Section 4999 of the Code minus the sum of all federal, state and local income and employment taxes. Under the terms of his Employment Agreement, Mr. Deutsch is not entitled to any tax gross-up related to severance payments.

The following table set forth the amounts that would have been paid to Mr. Deutsch under his Employment Agreement in the event of a termination by the Company without "cause" or by Mr. Deutsch for "good reason" other than in connection with a change in control; upon death or disability; upon a change in control without termination and upon a termination by the Company without "cause" or by Mr. Deutsch for "good reason" in connection with a change in control occurring, in each case, as of December 31, 2011:

CEO Employment Agreement	Without Cause/For Good Reason	Change In Control (no termination)	Change In Control (Termination Without Cause/For Good Reason)	Death/Disability
Multiple of compensation	2.0	—	2.0	—
Cash severance	$3,037,500	$—	$3,037,500	$—
Pro-rated bonus for fiscal year of termination	$—	$—	$—	$1,147,500
Accelerated and/or pro-rated vesting of outstanding nonvested stock grants (1)	$3,708,866	$—	$3,708,866	$1,363,454
Benefits Continuation (estimate) (2)	$28,939	$—	$28,939	$—
Fringe Benefits (maximum annual cap)	$65,000	$—	$65,000	$—
Total	$6,840,305	$—	$6,840,305	$2,510,954

(1)	Performance share grants pro-rated based on hire date for each performance/vesting cycle.

(2)	Health and dental continuation benefits were calculated using premium rates at December 31,2011.
Boston Private Bank & Trust Company Chief Executive Officer and President - Employment Agreement
The Company entered into an employment agreement with Mr. Thompson, the Chief Executive Officer and President of Boston Private Bank & Trust Company, on March 29, 2011. The terms of the Agreement remain in effect during Mr. Thompson's employment with the Company.
In addition to the compensation and benefit arrangements described in detail above, Mr. Thompson is eligible to receive certain payments and benefits if his employment is terminated under certain conditions. For any termination of service, Mr. Thompson would be entitled to any earned but unpaid salary and incentive compensation. He will receive unpaid expense reimbursements, accrued but unused vacation and any vested benefits he may have under any employee benefit plan of the Company.
If Mr. Thompson's employment is terminated by the Company without "cause” or he terminates his employment for "good reason," as both of those terms are defined in the Agreement, he would be entitled to receive the following:

▪
Subject to signing a general release of claims in favor of the Company, he would receive a severance payment equal to two times the sum of (x) the Executive Bonus Eligible Base Salary and (y) his target annual bonus paid out in substantially equal installments in accordance with the Company's payroll practice over 24 months.

▪
All stock options and other stock-based awards held by Mr. Thompson (A) that are subject only to service-based vesting shall vest in full and become exercisable or non-forfeitable as of the date of termination, or (B) that are subject to performance-based vesting shall vest upon the completion of the performance period to which such vesting schedule relates provided that vesting of such award shall be prorated based on the portion of the applicable performance period completed as at the date of termination.

▪	Subject to the co-payment of premium amounts at the active employees' rate, Mr. Thompson's may continue to participate in the Company's group health, dental and vision program for 24 months.

The payments described above will immediately cease if Mr. Thompson breaches certain non-competition, non-solicitation, non-disparagement, confidentiality, third-party agreements and/or cooperation provisions of Mr. Thompson's employment agreement.
If Mr. Thompson's employment is terminated due to death or disability, he would be entitled to receive the following:

▪	a portion of his annual bonus for the year of termination pro-rated for the number of days employed during the year to the date of termination; and

▪
vesting with respect to a pro-rated portion of any long-term equity incentive grants outstanding on the date of termination that are subject to service-based and/or performance-based vesting, based on the number of days Mr. Thompson was employed by the Company during any applicable service or performance periods prior to the date of termination.

These pro-rated annual bonus payments and vesting of outstanding equity incentive grants will be made at the same time and in the same form as would be the case if his employment had not terminated due to death or disability.
If amounts payable to Mr. Thompson, whether under Mr. Thompson's employment agreement or otherwise, give rise to the excise tax imposed by Section 4999 of the Code, Mr. Thompson will receive the greater after-tax amount of either (A) the full payment minus the sum of all excise, federal, state and local income and employment taxes, or (B) a reduced payment that does not give rise to the excise tax imposed by Section 4999 of the Code minus the sum of all federal, state and local income and employment taxes. Under the terms of his employment agreement, Mr. Thompson is not entitled to any tax gross-up related to severance payments.

The following table set forth the amounts that would have been paid to Mr. Thompson under his employment agreement in the event of a termination by the Company without "cause" or by Mr. Thompson for "good reason" other than in connection with a change in control; upon death or disability; upon a change in control without termination and upon a termination by the Company without "cause" or by Mr. Thompson for "good reason" in connection with a change in control occurring, in each case, as of December 31, 2011:

BPBTC CEO & President Employment Agreement	Without Cause/For Good Reason	Change In Control (no termination)	Change In Control (Termination Without Cause/For Good Reason)	Death/Disability
Multiple of compensation	2.0	—	2.0	—
Cash severance (1)	$2,000,000	$—	$2,000,000	$—
Pro-rated bonus for fiscal year of termination	$—	$—	$—	$736,000
Accelerated and/or pro-rated vesting of outstanding nonvested stock grants	$2,401,234	$—	$2,401,234	$875,679
Benefits Continuation (estimate) (2)	$29,951	$—	$29,951	$—
Fringe Benefits (maximum annual cap)	$40,000	$—	$40,000	$—
Total	$4,471,185	$—	$4,471,185	$1,611,679

(1)	Benefit is based on "bonus eligible base salary" of $500,000 plus target bonus of 100%.

(2)	Health and dental continuation for 2 years using premium rates at December 31, 2011.

 Change In Control Agreements

The Company entered into change in control agreements with its NEOs effective as of the date of their respective agreements. The agreements provide for certain payments and other benefits upon the occurrence of a "terminating event" such as, (i) a material diminution in the Executive’s responsibilities, authority or duties; (ii) a material diminution in the Executive’s Base Salary or Target Annual Bonus except for across the board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; (iii) a material change in the geographic location at which the Executive provides services to the Company; or (iv) the material breach of the agreement by the Company as defined in the agreements, and following certain change in control events, including but not limited to, the consolidation or merger of the Company or a change in the beneficial ownership of the Company as defined in the agreements at any time during a two-year period after such change in control. All agreements are "double trigger" agreements. The key provisions of the change in control agreements for the Company's NEOs are as follows:

•	Lump-sum cash severance payment equal to 2.5 - 2.99 times annual compensation (sum of base salary and average bonus payments for the three most recent taxable years preceding termination).

•	Pro-rata bonus (for fiscal year in which termination occurs).

•	Accelerated vesting of outstanding, unvested stock option and stock awards.

Notwithstanding the foregoing, the Company will not be required to make any payment under the agreements to the extent such payment would constitute a parachute payment. The change in control protection agreements were amended in December 2008 to add, and those entered into subsequent to that date included, the “golden parachute” and “claw-back” provisions previously discussed.
The following table provides quantification of the above benefits assuming a change in control occurred and each executive experienced a termination event as of December 31, 2011 (and assuming all change in control protection agreements were in place as of that date). Estimated stock values are calculated assuming the closing price of the Company's stock on December 30, 2011 of $7.94.
EXECUTIVE BENEFIT AND PAYMENTS UPON CHANGE IN CONTROL TERMINATION UNDER CHANGE IN CONTROL AGREEMENTS
Change in Control Termination

	Current Named Executive Officers
Executive Benefit and Payments	David J. Kaye	James D. Dawson	Margaret W. Chambers
Multiple of compensation	2.50	2.99	2.50
Cash severance	$1,729,167	$2,441,833	$1,637,500
Pro-rated bonus for fiscal year of termination	$535,000	$600,000	$480,000
Accelerated vesting of nonvested stock grants	$833,486	$939,183	$787,195
Benefits Continuation (estimate) (1)	$29,951	$28,939	$29,951
Fringe Benefits (maximum annual cap)	$20,000	$30,000	$20,000
Total	$3,147,604	$4,039,955	$2,954,646

(1)	Health and dental continuation for 2 years using premium rates at December 31, 2011.

All payments calculated in respect to the Company's change in control protection agreements shall be reduced to the extent needed to ensure tax deductibility by the Company thereby bringing them within the limitations of Section 280G of the Code.
Other Termination of Employment
In addition, pursuant to the terms of the equity award agreements granted to named executive officers in 2011, in the event that an executive’s employment is terminated by the Company without “cause,” the executive will (a) vest with respect to a pro-rated number of shares of time-vesting restricted stock and (b) remain eligible to vest with respect to a pro-rated number of performance shares based on actual Company performance for the applicable performance period. In connection with a termination of employment due to an executive’s death or disability, an executive will fully vest with respect to any outstanding awards of stock options or time-vesting restricted stock, and will remain eligible to vest with respect to a pro-rated number of performance shares based on actual Company performance for the applicable performance period. The table below sets forth the value of such accelerated vesting assuming each executive (other than Mr. Deutsch and Mr. Thompson discussed above), assuming such termination of employment without “cause” or due to death or disability occurred on December 31, 2011 based on the closing price of the Company’s stock on December 30, 2011 of $7.94.

Current Named Executive Officer	Termination Without Cause	Death and Disability
David J. Kaye	$365,689	$833,486
James D. Dawson	$324,850	$939,183
Margaret W. Chambers	$347,879	$787,195
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
Messrs. Colangelo and Waters, Ms. Kuenstner and Mrs. Hoffman served as members of the Compensation Committee during the fiscal year ended December 31, 2011. None of these individuals has ever been an officer or employee of the Company or any of its subsidiaries.
Compensation of Directors
Directors of the Company who are not full-time employees of the Company or any of its subsidiaries receive compensation under a compensation program which became effective May 1, 2011. The annual retainer fee for Directors of the Company who are not full-time employees of the Company is $45,000; the Chair's retainer is $95,000. The annual retainer fees are payable 100% in cash, however, each Director has the option to receive up to 100% of the Annual Cash Retainer ($45,000 for Directors) in stock and 50% of the Non-Executive Chair's Incremental Cash Retainer of $50,000, or $25,000, will be delivered in stock with the option (at Chair's discretion) for the Chair to receive up to 100% of Annual Cash Retainer in stock (total of $95,000). In addition, non-employee Directors who serve as committee members receive an additional annual retainer fee, payable in cash, of $15,000 for Audit and Finance, Compensation and the Risk Management Committees, and $9,000 for the Governance Committee. Chairs of committees receive a higher annual retainer fee than committee members, payable in cash, of $18,000 for Audit and Finance, Compensation and Risk Management committees, and $12,000 for the Governance Committee to reflect the increased role and time commitment required as Chairperson. Directors may serve on more than two committees. However, the committee retainer is only paid with respect to service on any two committees. In addition to the foregoing, any non-employee Director serving simultaneously as a member of the Board of Directors of the Company and the Board of Directors of a subsidiary may receive retainer fees for each board on which he or she serves. Directors of the Company also receive $45,000 in shares of common stock which are purchased by the Company at fair market value on each of the Company's quarterly grant dates and deposited in each Director's brokerage account. The Company believes that director stock ownership is important and implemented a minimum stock ownership guideline threshold for outside directors equal to five times the annual cash retainer of $45,000, or $225,000 in value ($350,000 for the Non-Executive Chair). In addition, there is a holding requirement equal to 50% of profit shares (net shares after cost of purchase, if any, and tax liability) until the minimum threshold is attained.

DIRECTOR COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQ Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Board of Directors
Herbert S. Alexander, CPA (2)	2011	$72,742	$45,000	—	$—	$—	$—	$117,742
Eugene S. Colangelo (3)	2011	71,500	45,500	—	—	—	—	117,000
Adolfo Henriques (4)	2011	18,197.2602739726	11,373					29,570
Lynn Thompson Hoffman (5)	2011	72,000	45,000	—	—	—	—	117,000
Deborah F. Kuenstner	2011	70,500	52,500	—	—	—	—	123,000
John Morton III	2011	72,000	45,000	—	—	—	—	117,000
William J. Shea (6)	2011	69,000	45,000	—	—	—	—	114,000
Dr. Allen L. Sinai	2011	75,000	45,000	—	—	—	—	120,000
Timothy L. Vaill (7)	2011	27,000	22,500	—	—	240,492 (8)	—	289,992
Stephen M. Waters	2011	89,000	75,000	—	—	—	—	164,000
____________________

(1)	Includes portion of cash retainer paid in stock.

(2)	Mr. Alexander received an additional $73,000 for his service on the boards of Charter Private Bank, up to May 2011 and Boston Private Bank & Trust Company during 2011.

(3)	Mr. Colangelo received an additional $59,500 for his service on the board of Boston Private Bank & Trust Company up to May 2011.

(4)	Effective February 2, 2011, Mr. Henriques resigned from the Board of Directors of the Company.

(5)	Mrs. Hoffman received an additional $17,500 for her service on the board of Borel Private Bank & Trust Company up to May 2011. Mrs. Hoffman served as the Lead Director through June 2011.

(6)
Mr. Shea received an additional $20,750 for his service on the board of First Private Bank & Trust up to May 2011, and $18,803 for his service on the board of Boston Private Bank & Trust Company from September 28, 2011 to December 31, 2011.

(7)
Effective April 30, 2011, Mr. Vaill resigned from the Board of Directors for both the Company and Boston Private Bank & Trust Company. Mr. Vaill received $20,750 for his service on the Boston Private Bank & Trust Company Board of Directors and $750 for his service on the Boston Private Bank & Trust Company Advisory Board during 2011.

(8)	The amount in column (g) reflects the actuarial increase in the present value of Mr. Vaill's SERP benefit based on his former service as the Company's prior CEO.

Report of the Audit and Finance Committee
The following is the report of the Audit and Finance Committee with respect to the Company's audited consolidated financial statements for the fiscal year ended December 31, 2011. The Audit and Finance Committee acts under a written charter which specifies the scope of the Audit and Finance Committee's responsibilities and how it carries out those responsibilities. Each member of the Audit and Finance Committee is listed below and is independent within the definition of the NASDAQ Rules.
While the Audit and Finance Committee oversees the Company's financial reporting process for the Board of Directors consistent with its charter, management has primary responsibility for this process, including the Company's system of internal controls, and for the preparation of the Company's consolidated financial statements in accordance with U.S. generally accepted accounting principles. In addition, the Company's independent registered public accounting firm is responsible for auditing those consolidated financial statements, and not the Audit and Finance Committee.
The Audit and Finance Committee has reviewed and discussed the Company's December 31, 2011 audited consolidated financial statements with management and with KPMG LLP, the Company's independent registered public accounting firm (“KPMG”). The Audit and Finance Committee also has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit and Finance Committee has also received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit and Finance Committee concerning independence, and has discussed with KPMG its independence from the Company. The Audit and Finance Committee also considered whether KPMG's provision of non-audit services to the Company is compatible with its independence.
Based on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.
Submitted by the Audit and Finance Committee:

William J. Shea, Chair
Herbert S. Alexander, Chair
John Morton III
Allen L. Sinai
The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

Audit Fees
The following table presents fees for professional audit services rendered by KPMG for the audit of the Company's annual financial statements for 2011 and 2010, and fees billed for other services rendered by KPMG.

	2011	2010
Audit fees (1)	$1,460,000	$1,500,000
Audit related fees (2)	261,000	730,500
Audit and audit related fees	$1,721,000	$2,230,500
Tax fees	78,837	251,970
All other fees (3)	89,010	189,378
Total fees	$1,888,847	$2,671,848

(1)	Audit fees for 2011 include fees billed for the annual audit and quarterly reviews. Audit fees for 2010 include fees billed for and comfort letter procedures.

(2)	Audit related fees for 2011 and 2010 primarily include fees billed in each of the last two fiscal years for consents issued and consultations related to various transactions and other matters.

(3)	All other fees for 2011 and 2010 primarily include fees billed for the audit of the employee benefit plans, SAS 70 report for custody services, and other review services.

KPMG audited the Company's consolidated financial statements for the year ended December 31, 2011. KPMG has been the Company's independent registered public accounting firm for more than five years. The Company expects representatives of KPMG to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The Audit Committee conducts an annual review of the external auditor and, based on this review, will be selecting the Company's auditor in April 2012.
The Audit & Finance Committee pre-approves all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by KPMG; however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. There were no services provided under the “de minimus” provision in 2011. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit and Finance Committee, who shall present all decisions to pre-approve an activity to the full Committee at its first meeting following such decision.

PRINCIPAL STOCKHOLDERS
The following table sets forth the beneficial ownership of the Company's common stock as of March 9, 2012 with respect to (i) each Director and nominee for director; (ii) each of the Company's executive officers of the Company identified in this proxy statement; and (3) all Directors and executive officers of the Company as a group.

Name	Common Stock (2)		Exercisable Options	Percentage of Outstanding Stock
Current Directors and Nominees*(1)
Herbert S. Alexander…………………………………………………….	104,410		42,626	**
Eugene S. Colangelo…………………………………………………….	139,524	(3)	42,626	**
Lynn Thompson Hoffman………………………………………………..	95,857	(4)	27,924	**
Deborah F. Kuenstner…………………………………………………….	80,204		13,033	**
John Morton III………………………………………………………….	40,873	(5)	7,410	**
William J. Shea…………………………………………………………..	173,448	(6)	17,924	**
Allen L. Sinai…………………………………………………………….	48,799		27,924	**
Stephen M. Waters……………………………………………………….	34,888		17,924	**
Executive Officers*(7)
George L. Alexakos……………………………………………………….	36,301		21,508	**
Margaret W. Chambers…………………………………………………..	86,672		65,600	**
James D. Dawson………………………………………………………….	156,873		121,360	**
Clayton G. Deutsch……………………………………………………….	764,143		—	**
Martha T. Higgins (8)…………………………………………………….	55,597		14,740	**
David J. Kaye……………………………………………………………..	83,674		27,740	**
Mark D. Thompson……………………………………………………….	371,300		122,790	**
All Current Directors and Executive Officers as a Group (15 Persons)(9)	2,272,563		571,129	2.91%
_________________

*	Unless otherwise indicated, the address is c/o Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA 02109.

**	Represents less than 1%

(1)	Percentages held by executive officers and Directors individually and as a group are calculated on the basis of 78,140,306 shares of common stock outstanding as of March 2, 2012.

(2)
Beneficial share ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed.

(3)	Includes 20,736 shares owned by two of Mr. Colangelo's children. Mr. Colangelo disclaims any beneficial ownership of such shares. This amount also includes 6,766 shares owned by Mr. Colangelo's wife.

(4)	Includes 23,000 shares owned by Mrs. Hoffman's husband.

(5)
Mr. Morton also had 59,174 warrants which he received in connection with the investment agreement between The Carlyle Group and the Company in 2008. All of these warrants were redeemed in full by the Company on February 29, 2012 and are therefore no longer outstanding.

(6)	Includes 70,000 shares owned by Mr. Shea's wife, and 3,300 shares owned by one of his children.

(7)	Performance shares are not included as executive officers have no beneficial interest in such shares until established performance criteria are met. Please see "Compensation Discussion and Analysis."

(8)	Includes 1,018 shares held by Ms. Higgins' husband.

(9)	Includes shares held by all of the Company's current executive officers including Directors.

The following table lists certain persons known by the Company to own beneficially more than five percent of the Company's outstanding shares of common stock as of March 2, 2012.

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Stock
Black Rock, Inc., 40 East 52nd Street, New York, New York 10022	6,087,301	(1)	7.80%
DBD Cayman, LTD. c/o The Carlyle Group, 1001Pennsylvania Avenue NW, Suite 220 S., Washington, D.C., 20004	7,756,022	(2)	9.94%
Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210	7,122,137	(3)	9.13%

(1)	Based on a report filed with the Securities and Exchange Commission as of February 13, 2012, and reflecting a December 31, 2011 position.

(2)
Based on a report filed with the Securities and Exchange Commission as of August 19, 2011, reflecting an August 19, 2011, position. DBD Cayman, Ltd. is the general partner of TCG Holdings Cayman II, L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the sole shareholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services L.P., which is the general partner of BP Holdco, L.P. Accordingly, each of DBD Cayman, Ltd., TCG Holdings Cayman II, L.P., TC Group Cayman Investment Holdings, L.P., Carlyle Financial Services, Ltd. and TCG Financial Services L.P. may be deemed to be a beneficial owner of shares of Common Stock owned by BP Holdco, L.P. On February 28, 2012, the Company repurchased for cash all of the warrants held by BP Holdco and John Morton. The Company (i) repurchased warrants held by BP Holdco, representing the right (subject to the exercise and other limitations therein) to purchase 5,383,891 shares of Common Stock for $14,836,928.28, (ii) repurchased warrants held by Mr. Morton, representing the right (subject to the exercise and other limitations therein) to purchase 59,174 shares of common stock, for $28,155.00 and (iii) made a cash payment of $134,916.72 to BP Holdco in respect of a cash payment that would have been payable to BP Holdco upon exercise of the warrants held by Mr. Morton.

(3)	Based on a Report filed with the Securities and Exchange Commission as of February 14, 2012, and reflecting a December 31, 2011 position.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the 1934 Act, requires that the Company's officers and directors, and persons who own beneficially more than 10% of the Company's outstanding shares of Common Stock file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the reports and amendments thereto filed with the SEC under Section 16(a), copies of which are required to be furnished to the Company under SEC regulations, during and with respect to fiscal year 2011, no officer, director or person who owns beneficially more than 10% of the Company's outstanding shares of common stock failed to file such reports on a timely basis, except that William J. Shea who inadvertently failed to timely file a report with respect to one transaction.

RELATED PARTY TRANSACTIONS
The Company sends out questionnaires to its directors and officers, and those of its majority or wholly-owned subsidiaries regarding related party transactions. If there are any affirmative responses, the Board reviews them and the terms and conditions of any such transactions. There was one related party transaction. Stephen M. Waters, who is a director and Chairman of the Board of Directors of the Company, has one loan and one line of credit totaling approximately $9.5 million with Boston Private Bank & Trust Company. While both the loan and the line of credit with Boston Private Bank & Trust Company were originated prior to Mr. Waters becoming a Director of the Company, he borrowed additional funds against his line of credit 2011. Both the loan and the line of credit are current as of December 31, 2011. All loans were made in the ordinary course of business under normal credit terms, including interest rates and collateral requirements prevailing at the time of origination for comparable transactions with other persons, and do not represent more than normal credit risk.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2011 regarding shares of common stock of the Company that may be issued under the Company's existing equity compensation plans, including the Company's Amended and Restated 1997 Long-Term Incentive Plan (the "1997 Plan"), the 1998 Amendment and Restatement of Directors' Stock Option Plan (the "1998 Plan"), the Company's 2004 Stock Option and Incentive Plan ("2004 Plan"), the Company's 2009 Stock Option and Incentive Plan (the "2009 Plan"), the Company's 2010 Inducement Stock Plan (the "Inducement Plan"), the 2006 Non-Qualified Employee Stock Purchase Plan (the "2006 ESPP"), and the Company's 2001 Employee Stock Purchase Plan (as amended and restated) (the "2001 ESPP"). Footnote (4) to the table sets forth the total number of shares of common stock of the Company issuable upon the exercise of assumed options as of December 31, 2011 and the weighted average exercise price of these assumed options.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders (1):	4,335,377	(3),(4),(5)	$17.11	3,233,227	(7), (8)
Equity compensation plans not approved by security holders (2):	49,419	(6)	$—	66,169	(9)
Total	4,384,796		$16.92	3,299,396

(1)	The 2004 Plan, the 2009 Plan, the 1997 Plan, the 1998 Plan, the 2006 ESPP and the 2001 ESPP.

(2)	The Inducement Plan.

(3)
Does not include purchase rights accruing under the 2006 ESPP and the 2001 ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(4)
Does not include the outstanding options to acquire 55,644 shares, at a weighted average exercise price of $10.38 per share, that were assumed in connection with the 2003 merger of First State Bancorp (subsequently called First Private Bank & Trust and merged into Boston Private Bank & Trust Company as of May 27, 2011), under the First State Bank of California 1994 Stock Option Plan (the “FSB Plan”). No future options may be granted under the FSB Plan.

(5)	Includes 353,147 shares of restricted stock that could be issued if certain performance metrics are met.

(6)	Represents 49,419 shares of restricted stock that could be issued if certain performance metrics are met.

(7)
Includes 3,017,041 shares available for future issuances under the 2004 and 2009 Plans and 569,333 shares available under the 2001 ESPP, less the incremental shares discussed above in note (5) to this table.

(8)	Includes 98,499 shares issued in January 2012 under the 2001 ESPP for the July 1 through December 31, 2011 purchase period.

(9)	Includes 122,834 shares available for future issuances under the Inducement Plan, less the incremental shares discussed above in note (6) to this table.

The Company's Board of Directors approved the Inducement Plan, which has not been approved by the Company's shareholders. The purpose of the Inducement Plan is to grant equity awards (stock options, restricted stock, restricted stock units, stock appreciation rights and other stock awards) to new employees as an inducement to join the Company.

PROPOSAL 2

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended, the Board of Directors is submitting for shareholder approval, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K. As previously disclosed by the Company, the Board of Directors has determined that it will hold an advisory vote on executive compensation on an annual basis, and the next such shareholder advisory vote will occur at the 2013 Annual Meeting of Shareholders.
The resolution that is the subject of this proposal is a non-binding advisory resolution and will not have any binding legal effect regardless of whether or not it is approved, and may not be construed as overruling a decision by the Company or the Board of Directors or creating or implying any change to the fiduciary duties of the Board. Furthermore, because this non-binding advisory resolution relates primarily to compensation that has already been paid or contractually committed for the Company's named executive officers, there is generally no opportunity for the Board to revisit those decisions. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of the Company's named executive officers.
The Company's compensation program is designed to attract, motivate and retain the named executive officers who are critical to the Company's success, by offering a combination of base salary and annual and long-term incentives that are closely aligned with the Company's annual and long-term performance objectives. Please see the section titled “Compensation Discussion and Analysis” for additional information about the Company's executive compensation programs.
We believe that the effectiveness of our compensation programs is demonstrated by the accomplishments of management over the last fiscal year as detailed in our discussion in the section titled "Compensation Discussion and Analysis."
For these reasons, the Board of Directors recommends that shareholders vote in favor of the following resolution:
RESOLVED, that the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, be approved.
The Board of Directors unanimously recommends that shareholders vote FOR approval of the compensation of the Company's named executive officers.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO
THE RESTATED ARTICLES OF ORGANIZATION
TO DECLASSIFY THE BOARD OF DIRECTORS

Our Board of Directors unanimously adopted a resolution to amend Article 6, Section 6.1 of the Company's Restated Articles of Organization to eliminate the classification of the Board of Directors over a three-year period. The Board of Directors further directed that the proposed action be submitted for consideration by the Company's shareholders at the 2012 Annual Meeting of Shareholders.
In response to a vote by shareholders at our 2011 Annual Meeting of Shareholders on a non-binding shareholder proposal to eliminate the classification of the Board of Directors and provide for the election of all directors annually, the Governance Committee, as well as the Board of Directors, again reviewed the Board of Directors classification provisions in the Company's Restated Articles of Organization and reconsidered the implications of declassification. The Governance Committee and the Board of Directors considered carefully the advantages and disadvantages of maintaining a classified board structure, and the Board of Directors has determined, in view of the shareholders' non-binding vote at the 2011 Annual Meeting and upon the recommendation of the Governance Committee, to adopt an amendment Article 6, Section 6.1 of the Company's Restated Articles of Organization to eliminate the classification of the Board of Directors over a three-year period and to submit the amendment to the shareholders of the Company.
If the shareholders approve the proposed amendment at the 2012 Annual Meeting, then, beginning at the 2013 Annual Meeting of Shareholders, Directors standing for election will be elected to one-year terms. The existing terms of Directors elected prior to or at the 2012 Annual Meeting of Shareholders will not be shortened. The entire Board of Directors will be elected annually beginning at the 2015 Annual Meeting of Shareholders.
The text of the proposed amendment to Article 6, Section 6.1 of the Restated Articles of Organization is attached to this proxy statement as Annex A.
If approved by the shareholders, the proposed amendment to the Restated Articles of Organization will become effective upon the filing of Articles of Amendment to the Restated Articles of Organization with the Secretary for the Commonwealth of Massachusetts. If the shareholders do not approve the proposed amendment, then the Board of Directors will remain classified and all Directors will continue to be elected to three-year terms.
The Board, after careful consideration, is submitting the proposed amendment to the shareholders without a recommendation either in favor of or opposed to the amendment. The Board looks forward to receiving input from our shareholders on this important issue.

PROPOSAL 4

SHAREHOLDER PROPOSAL TO
ADOPT SIMPLE MAJORITY VOTING

Shareholder Proposal
Mr. Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, Colorado, 80202-2917, the owner of 3,081 shares of our common stock, has advised us that he plans to introduce the following resolution at the Meeting. In accordance with rules of the SEC, the text of Mr. Armstrong's resolution and supporting statement is printed verbatim from its submission.
RESOLUTION, That the shareholders of BOSTON PRIVATE FINANCIAL HOLDINGS, INC. requests its Board or Directors to take the steps necessary so that each shareholding voting requirement, or other requirements, in our articles and by-laws, that call for greater than a simple-majority vote, or other requirements, be changed to a majority of votes cast “for” or “against” the proposal in compliance with the applicable laws.
Statement
In the last annual meeting, the proponent of this proposal introduced a proposal to require that all Directors stand for election, or re-election, on an annual basis.
This proposal passed with 44,858454 shares voted in favor - that is, 72.44% of the shares in its favor compared to 17,063,444 shares voted against it.
As of November 21, 2011, nearly seven months after the annual meeting, and the day before the deadline to submit this proposal, the Directors had taken no action to implement this shareholder mandate.
Although our Board is now obliged to present this topic as an amendment, it would require a super-majority or two thirds (66.67%) percent of the vote and a majority vote of the directors in a board meeting. These factors could prevent the statement of the shareholders from becoming a reality.
The proponent believes that this is wrong and that super-majority vote requirements are only in place to prevent conscientious efforts which are in the best interests of shareholders to be enacted but are opposed by management.
Super-majority vote requirements can be almost impossible to obtain in many annual meetings. A good example would include Goodyear Tire and Rubber Co. where a management proposal for annual election of each director failed to pass although 90% of the votes were cast in its favor.
Corporate governance procedures and practices create level of accountability that end up being closely related to corporate performance. “What Matters in Corporate Governance?” (written by Lucien Belchuck, Alma Cohen, and Allen Ferrell of Harvard Law School), states that super-majority voting requirements have been found to be one of the six entrenching mechanisms that are negatively related with corporate performance. Could this partly explain the downturn of earnings of Boston Private Financial Holdings, Inc.?
The topic of repealing super-majority voting requirements has received from 74% to 88% of the vote a Weyerhauser, Alcoa, Waste Management, Macy's and Avista Corporation.
Let's take another step forward to achieve better governance at Boston Private Financial Holdings, Inc.!
Please vote “FOR” this proposal to let our Directors know shareholders seek better governance.

Statement in Opposition
Board of Directors' Recommendation
The Board of Directors unanimously recommends that you vote AGAINST this proposal. The Board of Directors believes that this proposal would be harmful to the Company and our shareholders and opposes the proposal for the reasons discussed below.
Under our current Restated Articles of Organization (the “Articles of Organization”), and the Company's current by-laws, there are two actions that require more than a majority vote of stockholders: an amendment to the Restated Articles of Organization, and the removal of a Director. Amendments to the Restated Articles of Organization that would amend the Company's name, or change the total number and classes of stock that the Company is authorized to issue, must be approved by a majority of Board and at least a majority of the total votes eligible to be cast by shareholders. All other amendments to our Restated Articles of Organization require the approval of a majority of the Board and at least two-thirds of the total votes eligible to be cast by shareholders, and in certain circumstances, approval of the holders of at least two-thirds of the Series B preferred stock outstanding. Under our Restated Articles of Organization, a Director may be removed only for cause by two-thirds of the shares of common stock entitled to vote in an election of directors.
The supermajority vote provisions discussed above are designed to provide protection for all shareholders against self-interested actions by one, or a few, large shareholders. Although the Board of Directors is subject to fiduciary duties under Massachusetts law and has a duty to act on a fully-informed basis and in a manner that it believes to be in the best interests of the Company and all Shareholders, Shareholders do not have similar fiduciary duties to one another. As a result, a single Shareholder or a group of Shareholders acting in concert may act in their own self-interests to the detriment of other Shareholders.
The supermajority vote provisions in the Restated Articles of Organization do not preclude changes to the Company's organizational documents; rather, they help to ensure that fundamental changes are made only with the broad consensus of Shareholders. Mr. Armstrong's assertion that supermajority votes are “almost impossible to obtain” ignores the fact that the Company's shareholders approved (with a vote of approximately 76% of the then-outstanding shares) an amendment to the Restated Articles of Organization at a special meeting of shareholders held on September 30, 2008.
The supermajority vote provisions are also designed to encourage a shareholder or a third-party acquirer of the Company to negotiate directly with the Company with respect to all matters of corporate governance, by making it more difficult for the shareholder or acquirer to circumvent decisions by the Board of Directors. Eight of the nine directors on our Board of Directors are independent under the NASDAQ Rules, and in the event that the Company becomes the subject of a takeover attempt, we believe that the Board is in the best position to evaluate the adequacy and fairness of proposed offers, to negotiate on behalf of all shareholders, and to protect shareholders against abusive or coercive tactics.
The Company is committed to good corporate governance practices and will continue to consider whether changes to the Restated Articles of Organization and by-laws are appropriate and in the best interest of shareholders and the Company. Mr. Armstrong's assertion that the Board has taken no action to implement his proposal to declassify the Board is incorrect. The Board and the Governance Committee have each met several times to discuss the classification of the Board and the vote on Mr. Armstrong's 2010 proposal. As reflected in this Proxy Statement, the Board has approved an amendment to the Restated Articles of Organization that would declassify the Board, subject to shareholder approval at the Meeting.
The Board of Directors recommends that you vote AGAINST this proposal.

SOLICITATION OF PROXIES
The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company's regular employees may also solicit proxies personally or by telephone. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of common stock held of record by them. Such custodians will be reimbursed for their expenses. The Company will pay the expenses of soliciting proxies, including the reasonable charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. The Company's representatives may solicit proxies by mail, telephone, electronic or facsimile transmission, or personal interview.
OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be considered at the Meeting. If any other matters properly come before the Meeting, the proxies will be voted at the discretion of the proxy holders.
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING
Shareholder proposals intended to be presented at the next annual meeting of shareholders and which are to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting, must be received by the Company on or before November 22, 2012. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy. Any such proposals should be mailed to: Corporate Secretary, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.
A shareholder of record who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in the Company's proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Company's by-laws, to the Company at its principal executive office no earlier than December 27, 2012, nor later than January 26, 2013; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the first anniversary of the date of the preceding year's annual meeting (the “Anniversary Date”) or more than 60 days after the Anniversary Date, timely notice by the shareholder must be delivered not earlier than the close of business on the later of (a) the 90th day prior to the scheduled date of such annual meeting or (b) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Any such proposal should be mailed to: Corporate Secretary, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.

Annex A
ARTICLE 6: OTHER LAWFUL PROVISIONS
SECTION 6.1 Directors.
(i)    Subject to this Section 6.1(i), the Board of Directors shall be and is divided into three classes (Class I, Class II and Class III). The initial directors of the corporation shall hold office as follows: the first class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1995, the second class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1996, and the third class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, with the members of each class to hold office until their respective successors are duly elected and qualified. At each annual meeting of stockholders of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their respective successors are elected and qualified, until the annual meeting of stockholders to be held in 2013. Beginning with the annual meeting of stockholders to be held in 2013, directors shall be elected annually for terms of one year, except that any director in office at the 2013 annual meeting whose three-year term expires at the annual meeting of stockholders to be held in calendar year 2014 or 2015 shall continue to hold office until the end of the three-year term for which such director was elected and until such director's successor shall have been elected and qualified. At the annual meeting of stockholders to be held in 2016 and at each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such directors' successors shall have been elected and qualified.
(ii)    Subject to the rights of the holders of any preferred stock then outstanding, a director or the entire Board of Directors may be removed by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the shares of common stock then entitled to vote in an election of directors, and then, only for cause. For purposes of this Section 6.1, “cause” shall be defined to mean only the following: (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of an act involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.
SECTION 6.2 Transactions With Interested Persons. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization with which one or more of its directors or officers are directors or officers, or have a financial or other interest, shall be void or voidable solely for this reason, or solely because any such director (as used in this Section 6.2, an “interested director”) or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, nor shall any such director or officer be under any liability to the corporation on account of any such contract or transaction if:
(1)    The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee authorized the contract or transaction by the affirmative vote of a majority of the directors who are not interested directors (as used in this Section 6.2, “disinterested directors”), even though the disinterested directors be less than a quorum; or
(2)    The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by a vote of the stockholders; or
(3)    The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.
Interested or disinterested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction, and if they are stockholders, their votes may be counted for the purpose of a stockholder vote approving such contract or transaction.
SECTION 6.3 Indemnification. The corporation shall, to the extent legally permissible, indemnify any person serving or who has served as a director, officer, employee or agent of the corporation, or at its request as a director, officer, employee or agent of the corporation, or at its request as a director, officer, employee, agent or trustee of any organization in which the corporation directly or indirectly owns shares or of which it is a creditor, or at its request in any capacity with respect to any employee benefit plan, against all liabilities and expenses, including amounts paid in satisfaction or judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his serving or having served in such capacity, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employment benefit plan); provided, however, that as to any matter disposed of by a compromise payment by such director, officer, employee, agent or trustee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise and indemnification therefor shall be approved:
(i)    by a majority vote of a quorum consisting of disinterested directors (as hereinafter defined);
(ii)    if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting of all the disinterested directors;
(iii)    if there are not two or more disinterested directors in office, then by a majority of the directors then in office, provided they have obtained an opinion in writing of special independent legal counsel appointed by a majority of the directors to the effect that, based upon a reasonable investigation of the relevant facts as described in such opinion, such director, officer, employee, agent or trustee appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan);
(iv)    by the holders of a majority of the shares of stock entitled to vote for the election of directors, which majority may include interested directors and officers; or
(v)    by a court of competent jurisdiction.
The notice of any meeting of the directors or any committee thereof or the stockholders and any waiver of such notice shall specify indemnification as one of the purposes of such meeting.
If authorized in the manner specified above for compromise payments, expenses (including counsel fees) reasonably incurred by any such director, officer, employee, agent or trustee in connection with the defense or disposition of any such action, suit or other proceeding, may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of (a) an affidavit of such individual of his good faith belief that he has met the standard of conduct necessary for indemnification under this Section 6.3 and (b) an undertaking by such individual to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized by law or under this Section 6.3, which undertaking may be accepted by the corporation without reference to the financial ability of such person to make repayment.
If both the corporation and any director, officer, employee, agent or trustee are parties to an action, suit or proceeding (other than an action or suit by or in the right of the corporation to procure a judgment in its favor), counsel representing the corporation therein may also represent such director, officer, employee, agent or trustee (unless such dual representation would involve such counsel in a conflict of interest in violation of applicable principles of professional ethics), and the corporation shall pay all fees and expenses of such counsel incurred during the period of dual representation other than those, if any, which would not have been incurred if counsel were representing only the corporation; and any allocation made in good faith by such counsel of fees and disbursements payable under this paragraph by the corporation versus fees and disbursements payable by any director, officer, employee, agent or trustee shall be final and binding upon the corporation and such director, officer, employee, agent or trustee.
The right of indemnification hereby provided shall not be exclusive of nor affect any other rights to which any such director, officer, employee, agent or trustee may be entitled. Nothing contained in this Section 6.3 shall affect any rights to indemnification to which corporation personnel other than such directors, officers, employees, agents or trustees may be entitled by contract, by vote to the Board of Directors, or otherwise under law.
The corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee, agent or trustee of any subsidiary, or was or is serving at the request of the corporation in any capacity with respect to any employee benefit plan, against any liability asserted against, and incurred by, such person in any capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability by law or under the provisions of this Section 6.3. The obligation to indemnify and reimburse set forth in this Section 6.3, if applicable, shall be reduced by the amount of any such insurance proceeds paid to such person, or the representatives or successors of such person.

As used in this Section 6.3, the terms “director,” “officer,” “employee,” “agent” and “trustee” include their respective heirs, executors and administrators, an “interested” director or officer is one against whom in such capacity the proceedings in question or other proceedings on the same or similar grounds are then pending, and a “disinterested” director or officer is any director or officer who is not an interested director.
If any term or provision of this Section 6.3, or the application thereof to any person or circumstances, shall to any extent be held invalid or unenforceable, the remainder of this Section 6.3, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Section 6.3 shall be held valid and be enforced to the fullest extent permitted by law.
SECTION 6.4 Limitation of Liability. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or any successor or amendatory provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.
SECTION 6.5 Acting As A Partner. The corporation may be a partner in any business enterprise which it would have power to conduct by itself.
SECTION 6.6 Stockholders Meetings. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholder. Meetings of stockholders may be held at such place in the Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.
SECTION 6.7 Call of Special Meetings. Special meetings of the stockholders shall be called by the President or by the Board of Directors.
SECTION 6.8 Amendment of By-Laws. The By-Laws may be amended at any time by a majority of the full Board of Directors subject to repeal or change by vote of the holders of a majority of the shares of capital stock issued and outstanding.
SECTION 6.9 Amendment of Articles of Organization. No amendment, addition, alteration, change or repeal of these Articles of Organization shall be made, unless the same is first approved by the affirmative vote of at least a majority of the directors of the corporation then in office, and thereafter approved by the stockholders by an affirmative vote of not less than two thirds of the total votes eligible to be cast at a duly constituted meeting, or, in the case of Articles 1 or 3 of the Articles, by an affirmative vote of not less than a majority of the total votes eligible to be cast at a duly constituted meeting. Unless otherwise provided by law, any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the Secretary of State of the Commonwealth of Massachusetts or on such other date as specified in such amendment, addition, alteration, change or repeal and/or as the Secretary of State may specify.

BOSTON PRIVATE FINANCIAL HOLDINGS

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted via the Internet or telephone must be received by 2:00 a.m., Eastern time, on April 26, 2012.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/bpfh**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, FOR Proposal 2 and AGAINST Proposal 4.

+

Nominee	For	Withhold
01 - Herbert S. Alexander	☐	☐
02 - Lynn Thompson Hoffman	☐	☐
03 - John Morton III	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy.
NOTE: Please sign exactly as your name(s) appear(s) hereon. Where there is more than one holder, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 1 3 0 7 8 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

01FJ6C

Dear Shareholder,

Please take note of the important information enclosed with this proxy card.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on this proxy card to indicate how your shares will be voted.
Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.
Your vote must be received prior to the Annual Meeting of Shareholders to be held on Thursday, April 26, 2012.
Thank you in advance for your prompt consideration of these matters.

Sincerely,

Boston Private Financial Holdings, Inc.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

BPFH BOSTON PRIVATE FINANCIAL HOLDINGS

Proxy — Boston Private Financial Holdings

Proxy Solicited by the Board of Directors
Ten Post Office Square, Boston, Massachusetts 02109

The undersigned hereby constitute(s) and appoint(s) Margaret W. Chambers and David J. Kaye, and each of them, as proxies of the undersigned (the "Proxies"), each with full power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all of the shares of common stock, par value $1.00, of Boston Private Financial Holdings, Inc. (the "Company"), held of record by the undersigned at the close of business on March 2, 2012, at the Annual Meeting of Shareholders (the "Meeting") to be held at Ten Post Office Square, 2nd Floor, Boston, Massachusetts, 02109, on Thursday, April 26, 2012 at 11:00 a.m., Eastern time, or any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S) AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED IN ITEM 1 AND ITEM 2 AND "AGAINST" THE PROPOSAL LISTED IN ITEM 4. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL NOT BE VOTED WITH RESPECT TO PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders, the Proxy Statement with respect thereto, and the Company's Annual Report on Form 10-K for Fiscal Year 2011, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

IF VOTING BY MAIL PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.